UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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VERIZON COMMUNICATIONS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Verizon Communications Inc.

140 West Street

New York, New York 10007

March 20, 2006

To Our Shareholders:

On behalf of the Board of Directors, Verizon cordially invites you to attend the 2006 Annual Meeting of Shareholders of Verizon Communications Inc. on Thursday, May 4, 2006. The Annual Meeting will be held at the Overland Park Marriott Hotel, 10800 Metcalf Avenue, Overland Park, Kansas. The Annual Meeting will begin at 10:30 a.m. and we anticipate that it will end no later than 12 noon.

The attached Proxy Statement describes the matters that we expect to act upon at the Annual Meeting. Shareholders who attend the Annual Meeting will have the opportunity to ask questions of broad interest to Verizon’s shareholders. You will need an admission ticket to attend the Annual Meeting, and specific information about obtaining your admission ticket can be found in the Notice of Annual Meeting that appears on the next page. Directions to the Annual Meeting are printed on the back inside cover of the Proxy Statement and on the admission ticket.

Your vote is important and we hope that you will vote your shares as soon as possible. Please review the instructions on the proxy card for voting on the Internet, by telephone or by mailing your written proxy.

Sincerely,

Chairman and Chief Executive Officer

Notice of Annual Meeting of Shareholders of Verizon Communications Inc.

Date:	May 4, 2006
Time:	10:30 a.m. Local Time
Place:	Overland Park Marriott Hotel 10800 Metcalf Avenue Overland Park, Kansas 66210

At the Annual Meeting of Shareholders, you will be asked to:

1.	Elect Directors;

2.	Ratify the appointment of the independent registered public accounting firm;

3.	Act upon such other matters, including the seven shareholder proposals described on pages 13-21 of this Proxy Statement, as may properly come before the meeting; and

4.	Consider any other business that is properly brought before the meeting.

Shareholders of record at the close of business on March 6, 2006 are entitled to vote at the Annual Meeting. We hope that you will vote your shares as soon as possible. You may vote on the Internet or by telephone or by mailing a proxy card or you may vote your shares by returning the voter instruction form provided by your bank or broker. You may also vote in person at the Annual Meeting. Please review the instructions for the various voting options which are provided on the proxy card.

You will need an admission ticket to attend the meeting. If you are a registered shareholder, an admission ticket is attached to your proxy card. If your shares are not registered in your name, you should ask the broker, bank or other institution that holds your shares to provide you with a copy of your account statement or a letter from the firm confirming that you owned Verizon common stock on March 6, 2006. You can obtain an admission ticket by presenting that documentation at the meeting.

By Order of the Board of Directors

Marianne Drost                                                                                                                                    March 20, 2006

Senior Vice President,

Deputy General Counsel and

Corporate Secretary

The Overland Park Marriott Hotel is accessible to all shareholders. If you would like to have a sign language interpreter at the meeting, please direct your request to the Assistant Corporate Secretary, Verizon Communications Inc., 140 West Street, 29th Floor, New York, New York 10007, so that we receive it no later than April 14, 2006.

PROXY STATEMENT

Beginning March 20, 2006, Verizon is mailing this Proxy Statement and proxy card to its shareholders of record as of March 6, 2006. The Board of Directors is soliciting proxies in connection with the election of Directors and other actions to be taken at the Annual Meeting of Shareholders and at any adjournment or postponement of that Meeting. The Board of Directors encourages you to read the Proxy Statement and to vote on the matters to be considered at the Annual Meeting.

VOTING PROCEDURES AND RELATED MATTERS

Your vote is very important. You can vote your shares at the Annual Meeting if you are present in person or represented by proxy. You may revoke your proxy at any time before the Annual Meeting by delivering written notice to the Corporate Secretary, by submitting a proxy bearing a later date or by appearing in person and casting a ballot at the Annual Meeting.

Who can vote?    Shareholders of record as of the close of business on March 6, 2006 (also referred to as the Record Date) are entitled to vote. On that date, approximately 2.9 billion shares of common stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

How do I vote?    You may vote in person at the Annual Meeting or you may vote by proxy without attending the Meeting. If you are a registered shareholder, you may vote your shares by giving a proxy via mail, telephone or Internet. To vote your proxy by mail, indicate your voting choices, sign and date your proxy card and return it in the postage-paid envelope provided. You may vote by telephone or Internet by following the instructions on your proxy card. If you hold your shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.

What shares are represented by the proxy card?    The proxy card represents all the shares registered in your name as of March 6, 2006. If you participate in the Verizon Communications Direct Invest Plan, the card also represents any full shares held in your account. If you are an employee who participates in a Verizon employee savings plan and you also hold shares in your own name, you will receive a single proxy card that includes the plan shares attributable to the units that you hold in the plan, and the shares registered in your name. Your proxy card or proxy submitted by telephone or Internet will serve as voting instructions to the plan trustee.

How does the Proxy Committee vote my shares?    If you provide a properly executed proxy before voting at the Annual Meeting is closed, the Proxy Committee will vote the proxy in accordance with your directions. If you do not indicate how your shares are to be voted, the Proxy Committee will vote your shares as recommended by the Board of Directors. The Proxy Committee will also have the discretionary authority to vote on your behalf on any other matter that is properly brought before the Annual Meeting. If you wish to give a proxy to someone other than the Proxy Committee, please cross out the names of the Proxy Committee and add the name of the person holding your proxy.

How are votes counted?    If we receive a valid proxy before voting at the Annual Meeting is closed, your shares are voted as indicated on the proxy card. If you indicate on your proxy card that you wish to “abstain” or “withhold”, as the case may be, from voting on an item, your shares will not be voted on that item. Abstentions or withhold votes are not counted in determining the number of shares voted with respect to any nominee for Director or any management or shareholder proposal, but will be counted to determine whether there is a quorum present.

If you do not provide voting instructions to your broker or nominee at least ten days before the Annual Meeting, that person has discretion to vote your shares on matters that the New York Stock Exchange has determined are routine. However, a nominee cannot vote shares on non-routine matters without your instructions, and this is referred to as a “broker non-vote.” Broker non-votes are only counted in determining whether a quorum is present.

If you are an employee who participates in a Verizon employee savings plan and you do not return a proxy card or otherwise give voting instructions for the plan shares, the trustee of your plan will vote those shares in the same proportion as the shares for which the trustee receives voting instructions from other participants in that plan. To allow sufficient time for the savings plan trustees to tabulate the vote of the plan shares, we must receive your proxy voting instructions by May 1, 2006.

What vote is required?    The Annual Meeting cannot conduct business unless a quorum is present. In order to have a quorum, a majority of the shares of Verizon common stock that are outstanding and entitled to vote at the meeting must be represented in person or by proxy. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.

Directors are elected by a plurality of the votes cast. The management and shareholder proposals described in the Proxy Statement must be approved by a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect on the outcome.

Who will tabulate the vote?    The Company’s transfer agent, Computershare Trust Company, N.A., will tally the vote, and the independent inspectors of election will certify the results.

Is my vote confidential?    It is the Company’s policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual shareholders, except where disclosure is mandated by law and in other limited circumstances.

Who is the Company’s proxy solicitor?    Georgeson Shareholder Communications Inc. has been retained by the Company to assist in the distribution of proxy materials and solicitation of votes for a base fee of $17,500, plus reimbursable expenses and custodial charges.

Where can I find the voting results of the Annual Meeting?    Voting results will be available on our website at www.verizon.com/investor and will be included in the Company’s Form 10-Q for the second quarter which will be filed with the Securities and Exchange Commission in August 2006.

How may I request an electronic set of proxy materials?    To sign up for electronic delivery of future proxy materials, go to www.verizon.equiserve.com. You may also sign up when you vote by Internet at http://www.computershare.com/us/proxy and follow the instructions. Once you sign up, you will no longer receive a printed copy of the proxy materials, unless you request one. Each year you will receive an e-mail explaining how to access the proxy materials on-line as well as how to vote your shares on-line. You may suspend electronic delivery of the proxy materials at any time by contacting Computershare Trust Company, N.A (by telephone at 1-800-631-2355 or in writing at P.O. Box 43005, Providence, Rhode Island 02940-3005).

Why did I receive only one set of proxy materials when there are several shareholders at my address?    We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, eligible shareholders who share a single address receive only one copy of the Annual Report and Proxy Statement at their household unless we receive notice that they wish to continue to receive individual copies. This procedure does not apply to shareholders who have signed up for electronic delivery of proxy materials.

How may I request a single set of proxy materials for my household?    Contact Computershare Trust Company, N.A. (by telephone at 1-800-631-2355 or in writing at P.O. Box 43005, Providence, Rhode Island 02940-3005) and you will receive a single copy of the Annual Report and Proxy Statement each year, beginning 30 days after receipt of your instructions. If you hold your shares through a broker, bank or other nominee, you can contact your broker, bank or nominee to request a single set of proxy materials.

What if I have questions about my stock account, dividends, how to transfer my shares or similar matters?    Please contact Verizon’s transfer agent, Computershare Trust Company, N.A. (by telephone at 1-800-631-2355 or in writing at P.O. Box 43005, Providence, Rhode Island 02940-3005) with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Verizon’s business and affairs are managed under the direction of the Board of Directors. The Board of Directors exercises general oversight to ensure that Verizon’s management performs in the long term best interests of our shareholders. Verizon has an independent Board of Directors with professional experience and expertise to oversee management. The Board of Directors is committed to maintaining the highest standards of corporate governance. Currently, there are thirteen directors: James R. Barker, Richard L. Carrión, Robert W. Lane, Sandra O. Moose, Joseph Neubauer, Donald T. Nicolaisen, Thomas H. O’Brien, Clarence Otis, Jr., Hugh B. Price, Ivan G. Seidenberg, Walter V. Shipley, John R. Stafford and Robert D. Storey. All of the directors are standing for election and their biographies appear on pages 9 through 11.

Corporate Governance Guidelines and Codes of Ethics.  The Board of Directors has adopted Corporate Governance Guidelines that address the practices of the Board and, together with the Certificate of Incorporation, Bylaws and Board Committee charters, provide the framework for governance of Verizon. The Guidelines also address business conduct and ethics for Directors. The Verizon Code of Business Conduct is a code of ethics that applies to all employees, including the Chief Executive Officer, the Chief Financial Officer and the Controller. The Guidelines and the Verizon Code of Business Conduct are available through the Corporate Governance link on the Company’s website at www.verizon.com/investor. If the Guidelines or the Code are amended, the revised version will be posted promptly on that website. As stated in the Guidelines, the Board is strongly predisposed against any waivers of the business conduct and ethics provisions of the Guidelines or the Code for a Director or an executive officer. In the unlikely event of a waiver, the action will be promptly disclosed on the Company’s website noted above. If you would like to receive a copy of the Guidelines or the Code, send your request in writing to the Assistant Corporate Secretary, Verizon Communications Inc., 140 West Street, 29th Floor, New York, NY 10007.

Meetings of the Board, Executive Sessions and Presiding Director.  In 2005, the Verizon Board of Directors had seven regularly scheduled meetings and special meetings were held as necessary, for a total of fourteen meetings. Each of the incumbent Directors attended over 78% of the meetings of the Board and the committees to which the Director was assigned. The Directors, in the aggregate, attended over 92% of the Board and their committee meetings. In addition, management and the Directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the Directors. The Board has access to management at all times.

The independent Directors meet regularly in private sessions without any employee directors or members of management present, including at least one session to review and assess the process and effectiveness of the Board and to consider any other matters that the Directors may request. In an executive session of the independent Directors, the Board reviews the performance and compensation of the Chief Executive Officer. Any Director has the right to call a meeting or executive session of the independent Directors. An executive session or meeting of independent Directors, or any meeting of the Board at which the Chairman is not present, is chaired by the Presiding Director, who is an independent Director elected annually by the independent Directors. As described below, procedures have been established to enable shareholders to communicate with the Board, any committee or any Director.

Directors annually review and approve the proposed meeting schedule and are expected to attend all meetings of the Board and each committee on which they serve. Directors are provided with a copy of the proposed agenda sufficiently in advance of each scheduled meeting in order to have the opportunity to comment on or make changes to the agenda. Committee Chairs review and approve the agendas and materials for each committee meeting. Directors standing for election are expected to attend the Annual Meeting of Shareholders. Nine of the eleven Directors standing for election at the 2005 Annual Meeting of Shareholders attended the meeting.

Independence.  The Board evaluates the independence of each Director in accordance with applicable laws and regulations, the listing standards of the New York Stock Exchange and the criteria set forth in Verizon’s Corporate Governance Guidelines. These standards include evaluating material relationships with Verizon, if any, including vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships. Based on the recommendation of the Corporate Governance Committee, the Board of Directors has determined that all of the non-employee Directors, James R. Barker, Richard L. Carrión, Robert W. Lane, Sandra O. Moose, Joseph Neubauer, Donald T. Nicolaisen, Thomas H. O’Brien, Clarence Otis, Jr., Hugh B. Price, Walter V. Shipley, John R. Stafford and Robert D. Storey, are independent as required by applicable laws and regulations, by the listing standards of the New York Stock Exchange and by the Corporate Governance Guidelines. The Board has also assessed the independence of the members of the Audit and Finance, Corporate Governance and Human Resources Committees based on the Corporate Governance Guidelines and applicable rules and has found all members of those committees to be independent. The Board’s findings are included in the discussion of the committees below.

Shareholder Communications with Directors.  A shareholder who would like to communicate directly with the Board, a committee of the Board or with an individual Director, should send the communication to:

Verizon Communications Inc.

Board of Directors [or committee name or Director’s name, as appropriate]

140 West Street, 29th Floor

New York, New York 10007

Verizon will forward all such shareholder correspondence about Verizon to the Board, committee or individual Director, as appropriate. This process has been approved by the independent Directors of Verizon.

Committees of the Board.  As described below, there are four standing committees of the Board. Each committee’s activities are governed by a charter that is available through the Corporate Governance link on the Company’s website at www.verizon.com/investor, or by sending your request in writing to the Assistant Corporate Secretary, Verizon Communications Inc., 140 West Street, 29th Floor, New York, New York 10007. Each committee Chairperson approves the agenda and materials for each meeting. Each committee reviews its charter annually as part of the committee assessment process. The committee also determines whether it has sufficient information, resources and time to fulfill its obligations and whether it is performing its obligations. Under the Corporate Governance Guidelines, each committee may retain independent advisors to assist it in carrying out its responsibilities.

The table below shows the members of each Committee of the Board:

Audit and Finance Committee	Corporate Governance Committee	Human Resources Committee	Public Policy Committee
Thomas H. O’Brien, Chairperson	Sandra O. Moose, Chairperson	Walter V. Shipley, Chairperson	James R. Barker, Chairperson
James R. Barker	Donald T. Nicolaisen	Richard L. Carrión	Richard L. Carrión
Robert W. Lane	Hugh B. Price	Robert W. Lane	Joseph Neubauer
Sandra O. Moose	Walter V. Shipley	John R. Stafford	Thomas H. O’Brien
Donald T. Nicolaisen			Robert D. Storey
John R. Stafford

The Audit and Finance Committee — The Committee is responsible for the appointment, compensation, removal, and oversight of the work of the independent registered public accounting firm. The Committee also oversees management’s performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance and qualifications of the independent registered public accounting firm (including their independence), the performance of the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements. The Committee met nine times during 2005. The Board of Directors, based on the recommendation of the Audit and Finance Committee, has designated each member of the Committee as an “audit committee financial expert.” Based on the recommendation of the Corporate Governance Committee and with the concurrence of the Audit and Finance Committee, the Board of Directors has determined that all of the members of the Audit and Finance Committee are independent as required by applicable laws and regulations, the listing standards of the New York Stock Exchange and the Corporate Governance Guidelines. The report of the Audit and Finance Committee is included in this Proxy Statement on page 8.

The Human Resources Committee — The Committee is responsible for overseeing the development of policies and practices that support the Company’s strategic objectives of competitive management compensation and benefit plans. These policies and practices include succession planning. The Committee also reviews, and recommends to the full Board, the compensation and benefits for non-employee Directors. The Committee met five times in 2005. Based on the recommendation of the Corporate Governance Committee and with the concurrence of the Human Resources Committee, the Board of Directors has determined that all of the members of the Human Resources Committee are independent as required by applicable laws and regulations, the listing standards of the New York Stock Exchange and the Corporate Governance Guidelines. The report of the Human Resources Committee is included in this Proxy Statement on page 22.

The Public Policy Committee — The Committee reviews and provides guidance to the Board of Directors on selected issues of significance to the Company and oversees management in the development and implementation of the Company’s charitable contribution policies, pension fund management and policies related to the administration of pension benefits, selected social, environmental and regulatory matters and political contributions, equal opportunity and diversity compliance and initiatives, and safety issues. The Committee met twice in 2005.

The Corporate Governance Committee — The Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies, and practices of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of the Company. The Committee reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board and its committees and reflects those policies and practices in Corporate Governance Guidelines. The Committee also evaluates the qualifications of candidates for election as Directors and presents its recommendations to the full Board. The Committee met four times in 2005. Based on the recommendation of the Corporate Governance Committee, the Board of Directors has determined that all of the members of the Committee are independent as required by applicable laws and regulations, the listing standards of the New York Stock Exchange and the Corporate Governance Guidelines.

Nomination of Candidates for Director.  In exploring potential candidates for directors, the Corporate Governance Committee considers individuals recommended by members of the Committee, other Directors, members of management, shareholders and self-nominated individuals. The Committee is advised of all nominations that are submitted to Verizon and determines whether it will further consider the candidates using the following criteria. In order to be considered, each proposed candidate must be ethical; have proven judgment and competence; have professional skills and experience in dealing with a large, complex organization or in dealing with complex problems that are complementary to the background and experience represented on the Board and that meet the needs of the Company; have demonstrated the ability to act independently and be willing to represent the interests of all shareholders and not just those of a particular philosophy or constituency; and be willing and able to devote sufficient time to fulfill his or her responsibilities to Verizon and its shareholders. In evaluating candidates, the Committee also considers other factors that are relevant to the current needs of the Company, including those that promote diversity.

In addition, as part of its review of the renomination of the incumbent Directors, the Committee also considers their qualifications including their participation at meetings, their understanding of Verizon’s businesses and the environment within which the Company operates, their attendance, and their independence and relationships, if any, with the Company.

After the Committee has completed its evaluation of all candidates, it presents its recommendation to the full Board for its consideration and approval. In presenting its recommendation, the Committee also reports on any candidates who were considered but not recommended.

The Company will report any material change to this procedure in a quarterly or annual filing with the Securities and Exchange Commission. In addition, any new procedure will be available promptly through the Corporate Governance link on the Company’s website at www.verizon.com/investor.

The Bylaws require that a shareholder who wishes to nominate an individual for election as a Director at the Company’s Annual Meeting of Shareholders must give the Company advance written notice no later than 90 days prior to the anniversary date of the Annual Meeting, or February 5, 2007, in connection with next year’s Annual Meeting and provide specified information. These requirements include, among other things, the nominee’s name, address and principal occupation. Shareholders may request a copy of the Bylaw requirements from the Assistant Corporate Secretary, Verizon Communications Inc., 140 West Street, 29th Floor, New York, New York 10007.

Director Compensation.  An employee Director does not receive any separate compensation for Board responsibilities. Non-employee Directors receive both cash and stock compensation. Directors do not receive meeting fees for any Board or committee meeting held the day before or the day of a regularly scheduled Board meeting. Directors receive a meeting fee of $1,000 for any other Board or committee meeting.

Directors may defer the receipt of all or part of their cash retainers and fees. Directors may elect to allocate the deferred amounts in investment options that generally parallel the investment choices in Verizon’s qualified savings plan for employees.

Each new non-employee Director who joins the Board receives a one-time grant of 3,000 share equivalents.

Non-employee Directors are entitled to receive concession wireline and wireless telecommunications services and equipment. Non-employee Directors also are provided with business-related travel accident insurance coverage.

The following table provides information on non-employee Director compensation in 2005:

2005 Non-Employee Director Compensation

Director	Retainer	Equity Grant	Committee Chairperson Fees	Additional Meeting Fees	Concession Services and Travel Insurance Premiums	Total
James. R. Barker	$60,000	$130,000	$5,000	$6,000	$3,544	$204,544
Richard L. Carrión	60,000	130,000	—	5,000	1,075	196,075
Robert W. Lane	60,000	130,000	—	10,000	844	200,884
Sandra O. Moose	60,000	130,000	5,000	9,000	2,158	206,158
Joseph Neubauer	60,000	130,000	—	7,000	159	197,159
Donald T. Nicolaisen[1]	5,000	107,193	—	—	159	112,352
Thomas H. O’Brien	60,000	130,000	5,000	8,000	5,554	208,554
Clarence Otis, Jr.[2]	—	—	—	—	—	—
Hugh B. Price	60,000	130,000	—	7,000	6,523	203,523
Walter V. Shipley	60,000	130,000	5,000	7,000	4,254	206,254
John R. Stafford	60,000	130,000	—	9,000	1,200	200,200
Robert D. Storey	60,000	130,000	—	7,000	2,861	199,861

[1]	Mr. Nicolaisen joined the Board in December 2005 and received a pro-rated annual retainer. In addition, he received the one-time grant of 3,000 share equivalents and a pro-rated annual equity grant of 337 share equivalents.

[2]	Mr. Otis joined the Board in January 2006.

Directors who were elected to the Board before 1992 participate in a charitable giving program. Upon the Director’s death, the Company will contribute an aggregate of $500,000 to one or more qualifying charitable or educational organizations designated by the Director. Directors who formerly served as Directors of NYNEX Corporation participate in a similar program for which the aggregate contribution is $1,000,000, payable in ten annual installments commencing when a Director retires or attains age 65 (whichever occurs later) or dies. Directors who formerly served as Directors of GTE Corporation participate in a similar program for which the aggregate contribution is $1,000,000, payable in five annual installments commencing upon the Director’s death. The GTE and NYNEX programs are financed through the purchase of insurance on the life of each participant. The charitable giving programs are closed to future participants.

Mandatory Retirement.  Under the Company’s Bylaws, a non-employee Director must retire no later than the Board meeting that follows his or her 72nd birthday.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

In the performance of our oversight responsibilities, the Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements for the year ended December 31, 2005 and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2005.

The Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, the Securities and Exchange Commission and the New York Stock Exchange.

The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm their independence.

The Committee discussed with the internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, in reliance on management and the independent registered public accounting firm, and subject to the limitations of our role, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the financial statements referred to above in the Company’s Annual Report on Form 10-K.

Following a review of the independent registered public accounting firm’s performance and qualifications, including consideration of management’s recommendation, the Committee approved the reappointment of the independent registered public accounting firm for the fiscal year 2006.

Respectfully submitted,

Audit and Finance Committee

Thomas H. O’Brien, Chairperson

James R. Barker

Robert W. Lane

Sandra O. Moose

Donald T. Nicolaisen

John R. Stafford

Dated: March 2, 2006

ELECTION OF DIRECTORS

ITEM 1 ON PROXY CARD

The Board has fixed the size of the Board at thirteen Directors. Each of the nominees listed below is an incumbent Director whose nomination to serve for a one-year term was recommended by the Corporate Governance Committee and approved by the Board. Each nominee has consented to stand for election and the Board does not anticipate that any nominee will be unavailable to serve. However, if any nominee should become unavailable to serve at the time of the Annual Meeting, the Proxy Committee will vote shares represented by proxies for the remaining nominees and for substitute nominee(s), if any, designated by the Board, unless otherwise instructed by a shareholder. A Director who reaches mandatory retirement age during his or her term must retire in accordance with the Company’s Bylaws.

If you wish to vote for or withhold your vote from all nominees, please mark the corresponding box on your proxy card or proceed as directed in the instructions for telephone or Internet voting. If you do not wish your shares to be voted for a particular nominee, you should note that nominee’s name in the exception space provided on the proxy card or proceed as directed in the instructions for telephone or Internet voting.

The election of Directors is determined by a plurality of the votes cast.

The following biographies provide information about each nominee’s principal occupation and business experience, age, and directorships held in other public corporations, as well as Verizon Board committee memberships, as of March 2, 2006.

The Board of Directors recommends a vote FOR each of the nominees.

DIRECTOR NOMINEES

JAMES R. BARKER, Chairman, The Interlake Steamship Co. and New England Fast Ferry Company and Vice Chairman, Mormac Marine Group, Inc. and Moran Towing Corporation. Director of The Brink’s Company. Director since 2000 (Director of GTE Corporation 1976 – 2000); Chairperson of Public Policy Committee and member of Audit and Finance Committee. Age 70.

RICHARD L. CARRIÓN, Chairman, President and Chief Executive Officer, Popular, Inc. and Chairman and Chief Executive Officer, Banco Popular de Puerto Rico. Director of Telecomunicaciones de Puerto Rico, Inc.; Wyeth. Director since 1997 (Director of NYNEX Corporation 1995 – 1997); member of Human Resources Committee and Public Policy Committee. Age 53.

ROBERT W. LANE, Chairman and Chief Executive Officer, Deere & Company. Director of General Electric Company. Director since 2004; member of Audit and Finance Committee and Human Resources Committee. Age 56.

SANDRA O. MOOSE, President of Strategic Advisory Services LLC; Retired Senior Vice President and Director of The Boston Consulting Group, Inc. Director of Rohm and Haas Company; The AES Corporation; Chairman of the Board of CDC-IXIS and Loomis Sayles Funds. Director since 2000 (Director of GTE Corporation 1978 – 2000); Chairperson of Corporate Governance Committee and member of Audit and Finance Committee. Age 64.

JOSEPH NEUBAUER, Chairman and Chief Executive Officer, ARAMARK Corporation; Executive Chairman of the Board (January 2004 – September 2004); Chairman (April 1984 – December 2003); Chief Executive Officer (February 1983 – December 2003). Director of Federated Department Stores, Inc.; Wachovia Corporation. Director since 1995; member of Public Policy Committee. Age 64.

DONALD T. NICOLAISEN, Former Chief Accountant of the United States Securities and Exchange Commission (2003 – 2005); Senior Partner, PricewaterhouseCoopers (1967 – 2003). Director since December 2005; member of the Audit and Finance Committee and Corporate Governance Committee. Age 61.

THOMAS H. O’BRIEN, Retired Chairman and Chief Executive Officer, The PNC Financial Services Group, Inc. and PNC Bank, N.A. Director of BlackRock, Inc.; Hilb, Rogal and Hobbs Company; The PNC Financial Services Group, Inc. Director since 1987; Chairperson of Audit and Finance Committee and member of Public Policy Committee. Age 69.

CLARENCE OTIS, JR., Chairman and Chief Executive Officer, Darden Restaurants, Inc.; Chief Executive Officer (December 2004 – November 2005); Executive Vice President (March 2002 – November 2004); President, Smokey Bones Barbeque & Grill (December 2002 – November 2004); Chief Financial Officer (December 1999 – December 2002). Director of St. Paul Travelers Companies, Inc. (not standing for reelection in 2006); VF Corporation. Director since January 2006. Age 49.

HUGH B. PRICE, Senior Fellow, Brookings Institution; Senior Advisor, DLA Piper Rudnick Gray Cary U.S. LLP (2003 – 2005); President and Chief Executive Officer, National Urban League (1994 – 2003). Director of Metropolitan Life, Inc. and Metropolitan Life Insurance Company. Director since 1997 (Director of NYNEX Corporation 1995 – 1997); member of Corporate Governance Committee. Age 64.

IVAN G. SEIDENBERG, Chairman and Chief Executive Officer, Verizon Communications Inc.; President and Chief Executive Officer (April 2002 – December 2003); President and Co-Chief Executive Officer (June 2000 – March 2002); Chairman of the Board (December 1998 – June 2000) and Chief Executive Officer (June 1998 – June 2000). Director of Honeywell International Inc.; Wyeth. Director since 1997 (Director of NYNEX Corporation 1991 – 1997). Age 59.

WALTER V. SHIPLEY, Retired Chairman, The Chase Manhattan Corporation; Chairman and Chief Executive Officer (1983 – 1992; 1994 – 1999). Director of Exxon Mobil Corporation; Wyeth. Director since 1997 (Director of NYNEX Corporation 1983 – 1997); Chairperson of Human Resources Committee and member of Corporate Governance Committee. Age 70.

JOHN R. STAFFORD, Retired Chairman of the Board (1986 – 2002) and Chief Executive Officer (1986 – 2001), Wyeth. Director of Honeywell International Inc. Director since 1997 (Director of NYNEX Corporation 1989 – 1997); member of Audit and Finance Committee and Human Resources Committee. Age 68.

ROBERT D. STOREY, Retired Partner, Thompson Hine LLP. Director of The Procter & Gamble Company. Director since 2000 (Director of GTE Corporation 1985 – 2000); member of Public Policy Committee. Age 69.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITEM 2 ON PROXY CARD

The Audit and Finance Committee of the Board of Directors considered the performance and qualifications of Ernst & Young LLP, certified public accountants, and has reappointed the independent registered public accounting firm to examine the financial statements of Verizon for the fiscal year 2006 and examine management’s assertion regarding the effectiveness of internal controls.

Fees billed to the Company by Ernst & Young for services rendered during fiscal year 2005 and 2004 were as follows:

	2005	2004
Audit fees:	$13.8 million	$12.8 million
Audit-related fees:	$4.2 million	$5.3 million
Tax fees:	$0.8 million	$3.4 million
All other fees:	$0.9 million	$1.6 million

Audit fees include the financial statement audit, as well as the audit of the assertion by management of the effectiveness of the Company’s internal controls required by the Sarbanes-Oxley Act of 2002. Audit-related fees primarily include regulatory audits and audits of subsidiaries. Tax fees primarily consist of federal, state, local and international tax planning and compliance. All other fees primarily consist of support services to certain Verizon expatriate employees and other advisory services. The Audit and Finance Committee considered, in consultation with management and the independent registered public accounting firm, whether the provision of these services is compatible with maintaining the independence of Ernst & Young.

The Audit and Finance Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. At the beginning of the fiscal year, the Committee pre-approves the engagement of the independent registered public accounting firm to provide audit services based on fee estimates. The Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Committee receives a report at each meeting on the status of services provided or to be provided by the independent registered public accounting firm and the related fees.

The affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting on the matter is required to ratify the appointment of Ernst & Young. If this appointment is not ratified by the shareholders, the Audit and Finance Committee will reconsider its decision.

One or more representatives of Ernst & Young will be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification.

SHAREHOLDER PROPOSALS

ITEMS 3 — 9 ON PROXY CARD

Each shareholder has advised us that they will present their proposal at the Annual Meeting. Each shareholder proposal must receive the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting on the matter to be approved. The Board of Directors has concluded that it cannot support these proposals for the reasons given.

Item 3 on Proxy Card:

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, DC 20037, owner of 424 shares of the Company’s common stock, proposes the following:

RESOLVED: “That the stockholders of Verizon, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

Reasons: “Many states have mandatory cumulative voting, so do National Banks. In addition, many corporations have adopted cumulative voting. Last year, the owners of 699,074,580 shares, representing approximately 39.3% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

BOARD OF DIRECTORS’ POSITION

The Company, like most other major corporations, elects directors by providing that each share of common stock has one vote. The great majority of states do not have mandatory cumulative voting and the Revised Model Business Corporation Act recommends that state laws not mandate cumulative voting.

The Board of Directors opposes cumulative voting because it would permit special interest groups to leverage their voting power and elect one or more directors representing that group’s particular interest. The Board is concerned that any director elected by a “special interest” constituency may have difficulty fulfilling his or her fiduciary duty of loyalty to the Company and all of its shareholders. The difficulty arises as a result of the inherent conflict between the Company and its shareholders’ interests, on the one hand, and the interests of the director’s constituency on the other. The Board of Directors believes that these potential conflicts might create factionalism and undermine the ability of Board members to work effectively for the best interests of all shareholders and not a selected few.

The Board of Directors firmly believes that the present system of electing directors best assures that the directors will represent the interests of all shareholders, and not just a particular group. This proposal has been rejected by the Company’s shareholders at each of its last four Annual Meetings.

For the foregoing reasons, the Board believes that the proposal is not in the best interests of the Company and its shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

Item 4 on Proxy Card:

United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue, N.W., Washington, DC 20001, owner of 45,100 shares of the Company’s common stock, proposes the following:

RESOLVED: That the shareholders of Verizon Communications Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

SUPPORTING STATEMENT: Our Company is incorporated in Delaware. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). The law provides that if the level of voting support necessary for a specific action is not specified in a corporation’s certificate or bylaws, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”

Our Company presently uses the plurality vote standard to elect directors. This proposal requests that the Board initiate a change in the Company’s director election vote standard to provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the Company’s current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from that nominee. The majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

The majority vote proposal received high levels of support last year, winning majority support at Advanced Micro Devices, Freeport McMoRan, Marathon Oil, Marsh and McClennan, Office Depot, Raytheon, and others. Leading proxy advisory firms recommended voting in favor of the proposal.

Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from shareholders to tender their resignations to the board. We believe that these policies are inadequate for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.

Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent director nominees who fail to receive a majority vote under a majority vote standard and whether a plurality vote standard may be appropriate in director elections when the number of director nominees exceeds the available board seats.

We urge your support of this important director election reform.

BOARD OF DIRECTORS’ POSITION

The Corporate Governance Committee has ensured that the Company has in place a robust process to identify, evaluate and select potential nominees for directors of the Company. The Committee, which is composed solely of independent directors, considers all nominees who are proposed by shareholders, management and other directors. In order to be selected, nominees must meet the criteria specified in Verizon’s Corporate Governance Guidelines. These criteria are more fully described in this Proxy Statement beginning on page 5 and are designed to ensure that the members of the Board of Directors are highly qualified, meet the Company’s independence standards, reflect a diversity of experience and viewpoints and serve the best interests of the Company and its shareholders.

The Board believes that the proponent’s characterization of the plurality voting process — in particular the suggestion that a director may be elected by a single affirmative vote — is not supported by historic results. The Company’s shareholders have a history of electing strong and independent Boards, not only by a plurality, but also in fact by a substantial majority of the votes cast.

The value of requiring a majority vote to elect directors is being actively discussed and evaluated by a number of independent groups, companies and interested investors. The Company and its Board members also track those developments. But there are numerous issues that would have to be resolved in connection with changing the required vote to elect directors, including the extent to which it is necessary to revise certain state laws. The dialogue is continuing on whether this change is appropriate and there is not yet consensus on a comprehensive approach that would address all of the issues related to implementing a change in the standard for the election of directors. The Board believes that requiring a majority vote standard could have unintended consequences, including instability in the Company’s governance processes.

For these reasons, the Board believes that the proposal is not in the best interests of the Company and its shareholders as currently proposed.

The Board of Directors recommends a vote AGAINST this proposal.

Item 5 on Proxy Card:

The Association of BellTel Retirees Inc., 181 Main Street/PO Box 33, Cold Spring Harbor, NY 11724, which owns 214 shares of the Company’s common stock, and Robert A. Rehm, 5 Erie Court, Jericho, New York 11753, who owns 4,955 shares of the Company’s common stock, proposes the following:

RESOLVED:    The shareholders urge our Board of Directors to amend Verizon’s Corporate Governance Guidelines to provide that the Board shall nominate director candidates such that, if elected, a two-thirds majority would be independent.

For this purpose, the definition of “independent” should be no less strict than the standard adopted by the Council of Institutional Investors, an association of pension funds with assets over $1 trillion.

Generally, the CII does not consider a director as “independent” if, during the past five years, the director or an immediate family member has been employed by:

the company or an affiliate;

a company-paid advisor or consultant;

a significant supplier or customer;

a nonprofit that receives significant grants from the company;

a firm whose board includes a senior executive of the company.

SUPPORTING STATEMENT:    At least 7 of Verizon’s 11 directors (64%) have, or recently had, material financial relationships with the Company, or its officers, either directly or through their firms. We believe that ensuring a substantial majority of truly independent directors is the best way to ensure that the Board will at all times be more accountable to stockholders than they are beholden to management.

Verizon’s 11-member board includes one insider, Chairman and CEO Seidenberg, and at least six outside directors who are non-independent, in our view, according to SEC disclosures:

•	Joseph Neubauer is CEO of ARAMARK, where Verizon President and Vice Chairman Babbio is a director and previously determined Neubauer’s compensation as a member of the board compensation committee.

•	Thomas O’Brien is former CEO of PNC Financial Services, where Verizon Wireless CEO Dennis Strigl has participated in boosting his retirement benefits as a member of PNC’s compensation committee.

•	Richard Carrion is CEO of a bank that is Verizon’s co-investor in Puerto Rico Telephone (Verizon owns a controlling 52% interest).

•	Robert Storey recently retired as a partner in a firm providing legal services to Verizon.

•	Hugh Price was, until 2003, CEO of a nonprofit receiving millions of dollars in grants from Verizon during a period Seidenberg served on its governing board.

•	Sandra Moose, until year-end 2003, was Senior Vice President of a firm paid at least $3.5 million for consulting services since 2000.

In addition, prior to 2003, CEO Seidenberg had an interlocking directorship with former Wyeth CEO John Stafford.

We believe an independent board is particularly needed at Verizon. The Corporate Library, an independent research firm, rated Verizon’s Board as one of the “ten worst” among large U.S. companies in 2003, citing its “interlocked and interconnected board” and excessive compensation policies.

The Board’s average tenure of 16 years is another indicator of the Board’s insularity, in our view. Four directors (Barker, Moose, Shipley and Storey) have served more than 20 years each. Only one new director has been elected since 1995.

Although Verizon claims it complies with the NYSE’s minimum listing standard for board independence, we believe outside directors are not truly “independent” when they have significant financial relationships with the Company, or its Officers, different from Verizon shareholders generally.

Please vote FOR this important proposal.

BOARD OF DIRECTORS’ POSITION

The Board has adopted Corporate Governance Guidelines requiring that a substantial majority of the directors be independent. In fact, the Board has consisted of a majority of independent directors at all times since the Company was founded in 1983. The Board strongly believes that the proponents have inaccurately characterized the Board’s independence and propose a definition of independence that is unduly rigid. The Company’s shareholders have consistently rejected a similar proposal relating to the Board’s composition by a substantial margin, most recently at the 2005 annual meeting, and should continue to do so.

The New York Stock Exchange listing standards specify detailed criteria for independence which provide a common standard that enables shareholders to evaluate the independence of directors at all listed companies. The NYSE listing standards require the Board to make a finding as to each director’s independence. The Verizon Corporate Governance Guidelines specify objective standards for making that determination, which in several instances go beyond the NYSE requirements and the applicable laws and regulations. In addition, Verizon has other governance provisions that ensure that directors are able to function independently. The Guidelines provide for an independent Presiding Director at meetings of the non-management directors, and provide that any director is able to call a Board meeting or executive session.

In addition, the Board strongly disagrees with the proponent’s characterization of the independence of certain directors. The Board has carefully considered the qualifications, affiliations and relationships of each director and, as stated on page 4 of this Proxy Statement, has determined that all of the non-employee directors are independent. The Board is confident that the relationships cited by the proponents, many of which ceased to exist more than three years ago, have not impaired the independence of the individual directors. Given the high standards of governance and independence to which the directors and committees are held, the Board believes that this proposal is not in the best interests of the Company and its shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

Item 6 on Proxy Card:

Communications Workers of America Members’ Relief Fund, 501 Third Street, N.W., Washington, DC, 20001, owner of 182 shares of the Company’s common stock, proposes the following:

RESOLVED: The shareholders request that the Board of Directors adopt a policy, in compliance with state law, and without affecting the unexpired term of any previously elected director, that Verizon shall not nominate two or more persons for election to its board, who sit together as members of the board of another public company.

SUPPORTING STATEMENT:    Verizon has had four directors in common with Wyeth or a predecessor, and two directors in common with Honeywell International, since at least 2001. At Wyeth, the directors in common are Ivan Seidenberg, the Chairman of the Board and CEO of Verizon, John Stafford, the former Chairman and CEO of Wyeth, Richard Carrion and Walter Shipley. At Honeywell, the directors in common are Mr. Seidenberg and Mr. Stafford.

Except for Mr. Seidenberg, each of the named Wyeth directors is a member of Verizon’s Human Resources Committee. Together, they constitute 75% of the Committee that is responsible for overseeing the compensation and benefits of Mr. Seidenberg and other senior managers.

This situation could be detrimental to the best interests of the Company and its shareholders. Critics say, according to a USA Today article (November 25, 2002), that interlocking directors create “the potential for serious conflicts of interest.” In that article, New York University professor Lawrence White explained that “there’s room for horse trading,” and “a chance of deals being struck behind the scenes,” whenever “you have two guys sitting on at least two boards.”

The USA Today article cites Verizon’s 2002 departure from Business for Affordable Medicine (BAM) as an example of the potential for conflicts. BAM was a coalition “of state governors, employers and labor unions” that was founded by Verizon and other employers, who were “concerned about the rising cost of prescription drugs for their workers and retirees,” in order to advocate “faster marketing of generic drugs” (Wall Street Journal, Sept. 4, 2002).

On May 3, 2002, The Wall Street Journal reported that the eleven BAM employers had recently spent a total of “$460 million to buy 17 brand-name drugs.” It also declared that major drug companies were conducting “a concerted effort to lobby companies to stay out or drop out of the BAM coalition.”

The November 2002 USA Today article states that Wyeth sent “several letters to Verizon expressing its disagreement with BAM.” The author viewed Verizon’s departure from BAM as “surprising,” because Verizon had “co-founded the group … and helped to recruit its corporate members.”

The cited articles do not indicate that any directors were involved in Verizon’s decision to pull out of BAM. But Wyeth plainly had an opportunity to exert influence in favor of the pullout through the four directors it has shared with Verizon since 2002.

This proposal would permit Verizon to continue to have one director in common with other public companies. However, it would reduce the potential for conflicts of interest in the future by requiring that Verizon shall have no more than one director in common with another public company.

BOARD OF DIRECTORS’ POSITION

The Board of Directors has carefully assessed the issue of common service on an outside board and does not believe that the current overlaps create a conflict of interest that impairs the directors’ independence. The New York Stock Exchange listing standards provide criteria for independence and require the Board to make a finding as to each director’s independence. The Verizon Corporate Governance Guidelines specify objective standards for making that determination, which in several instances go beyond the NYSE requirements and the applicable laws and regulations. In addition, Verizon has other governance provisions that ensure that directors are able to function independently.

The Board has carefully considered the qualifications, affiliations and relationships of each director. The Board believes that service on outside boards can be a useful opportunity for directors to gain perspectives on business issues. The decisions made with respect to issues before another company’s board do not affect the independence of actions taken by the Board, and the Board strongly disagrees that common service on outside boards impairs directors’ independence. As stated on page 4 of this Proxy Statement, the Board has determined that all of the non-employee directors are independent. In fact, the Board has consisted of a majority of independent directors at all times since the Company was founded.

The Board believes that, in light of the exacting standards of governance and independence to which its directors are held, the proposal is unnecessary. Furthermore, given the Board’s history of independence and its continuing commitment to being held to standards that in certain instances exceed the minimum required by law or regulation, the Board is concerned that the proposed policy change would arbitrarily restrict the composition of the Board and could deprive the Board of the continued service of experienced and valued directors. Accordingly, the Board believes that this proposal is not in the best interests of the Company and its shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

Item 7 on Proxy Card:

The International Brotherhood of Electrical Workers Pension Benefit Fund, 900 Seventh Street, NW, Washington DC, 20001, owner of 173,200 shares of the Company’s common stock, proposes the following:

RESOLVED:    The shareholders of Verizon Communications Inc. (“Company”) urge the Board of Directors to amend the Company’s by laws, effective upon the expiration of current employment contracts, to require that an independent director – as defined by the rules of the New York Stock Exchange (“NYSE”) – be its Chairman of the Board of Directors.

SUPPORTING STATEMENT:    The recent wave of corporate scandals at such companies as Enron, WorldCom and Tyco has resulted in renewed emphasis on the importance of independent directors. For example, both the NYSE and the NASDAQ have adopted new rules that would require corporations that wish to be traded on them to have a majority of independent directors.

Unfortunately, having a majority of independent directors alone is clearly not enough to prevent the type of scandals that have afflicted Enron, WorldCom and Tyco. All of these corporations had a majority of independent directors on their boards when the scandals occurred.

All of these corporations also had a Chairman of the Board who was also an insider, usually the Chief Executive Officer (“CEO”), or a former CEO, or some other officer, as at our Company. We believe that no matter how many independent directors there are on a board, that board is less likely to protect shareholder interests by providing independent oversight of the officers if the Chairman of that board is also the CEO, former CEO or some other officer or insider of the company.

We respectfully urge the board of our Company to change its corporate governance structure by having an independent director, as defined by the NYSE, serve as its Chairman.

BOARD OF DIRECTORS’ POSITION

The Board of Directors has periodically considered the issue of which director is best qualified to serve as Chairman of the Board. The independent directors have determined that, at the present time, the Chief Executive Officer is the best director to serve as Chairman of the Board. The Board believes that the Company and its shareholders are best served by the Board’s continuing ability to determine, and to draw upon, the individual skills and experience that may be required in an effective Chairman at any given time.

As part of its ongoing commitment to effective standards of corporate governance, the Board has revised its Corporate Governance Guidelines to provide that the independent members of the Board of Directors are involved in the key governance functions. The independent directors elect annually an independent director as Presiding Director. The Presiding Director chairs all executive sessions and all other meetings of the Board where the Chairman is not present. The independent directors are responsible for the governance of the Board, including approval of agendas and meeting schedules, and these responsibilities are more fully described in this Proxy Statement under the heading, “Structure and Practices of the Board of Directors — Meetings of the Board, Executive Sessions and Presiding Director.”

The Board believes that the Company’s corporate governance structure, with its emphasis on independence and a Presiding Director, is appropriate. While it is possible that the Board may separate the positions of Chairman and Chief Executive Officer in the future if circumstances warrant, it believes that implementing the proposal would deprive the Board of its responsibility to conduct its business and fulfill its responsibilities in the most efficient and effective manner.

The Board of Directors recommends a vote AGAINST this proposal.

Item 8 on Proxy Card:

C. William Jones, 7055 Thomas Lane, Easton, MD 21601, owner of 118 shares of the Company’s common stock, proposes the following:

Resolved, that the shareholders of Verizon urge our Board of Directors to adopt a policy whereby at least 75% of future long-term incentive compensation (viz., stock options and restricted stock) awarded to senior executives shall be performance-based, with challenging performance metrics adopted by the Board and disclosed to shareholders.

“Performance-based” equity compensation is defined here as:

(a)	Indexed stock options, the exercise price of which is linked to outperforming an industry index;

(b)	Premium-priced stock options, the exercise price of which is substantially above the market price on the grant date; or

(c)	Performance-vesting options or restricted stock, which vest only when the market price of the stock exceeds a specific target for a substantial period (e.g., 180 days).

Supporting Statement

As long-term shareholders, we support compensation policies for senior executives that provide challenging performance objectives that motivate executives to achieve long-term shareholder value. We believe that a greater reliance on performance-based equity grants that only pay off when senior executives generate substantial value for shareholders is particularly needed at Verizon.

For many years the compensation of Verizon’s senior executives has been disconnected from returns to shareholders, in our view.

For example, Institutional Shareholder Services, in its 2004 Proxy Analysis of Verizon, stated that CEO Seidenberg’s $19.1 million compensation for 2003 was “arguably excessive for a company that had negative shareholder returns for the past one-, three- and five-year periods, a performance that trailed both the S&P 500 Index and the S&P 500 telecom services index, according to Bloomberg Business News.” That same year Glass Lewis & Company, a leading proxy consultant, awarded Verizon a “D” grade for pay-for-performance.

Until 2004, Seidenberg received the largest part of his total compensation in standard option grants. According to last year’s proxy, he received 468,000 in 2004, 1.7 million over the most recent three-year period, and held more than 5 million total.

To its credit, over the past two years the Board has shifted the mix of long-term compensation toward a greater emphasis on “performance stock units” (PSUs), with payouts contingent on the relative performance of Verizon’s Total Shareholder Return. In 2004, 60% of senior executive long-term compensation was granted in the form of these contingent restricted stock units.

The problem is that a close look at the PSU agreement reveals that the performance hurdle is what we believe golfers refer to as a “gimme.”

For example, if 79% of the companies in the S&P 500 and industry peer groups outperform Verizon (that is, total return ranks at the 20th percentile), the executive receives 34% of the total value of the restricted shares. If Verizon performs somewhat below average – finishing at the 45th percentile in total return – the executive receives 76.5% of the total possible award.

I believe the Board should set a considerably higher performance hurdle for long-term equity compensation.

The policy proposed here would more tightly align equity compensation with real increases in shareholder wealth, in our view. Premium-priced options and performance-vesting equity grants are options that would tie long-term compensation more closely to increases in overall shareholder value.

Please VOTE FOR this proposal.

BOARD OF DIRECTORS’ POSITION

The Human Resources Committee of the Board of Directors believes that its incentive compensation plans for executives are in fact performance-based with challenging performance metrics that have been approved by the Committee and disclosed to shareholders. As explained in the Committee’s report on page 22 of this Proxy Statement, Verizon’s incentive compensation plans emphasize a pay for performance philosophy that reflects both individual and company performance. The plans provide aggressive and competitive performance objectives that serve both to motivate and retain executives and to align their interests with those of the Company’s shareholders. As a result, a significant portion of the long-term compensation of Verizon executives is performance based.

For example, the Verizon Long-Term Incentive Plan, approved by Verizon’s shareholders in 2001, is designed and administered to align the interests of the Company’s senior management group closely with those of its shareholders by focusing on external performance measures, stock price and relative shareholder return. As disclosed in the Company’s proxy statements, in 2004 and 2005, 60% of each executive’s long-term incentive compensation opportunity was granted in the form of performance stock units. A performance stock unit represents a share of Verizon stock that is payable only if Verizon achieves certain pre-determined performance targets at the end of a three-year performance cycle. No performance stock units are paid unless Verizon’s Total Shareholder Return (TSR) during the performance cycle meets a specific minimum threshold percentage when compared to the TSR of the companies that make up the Standard & Poor’s 500 and to the TSR of Verizon’s selected industry peer group companies in telecommunications, broadband, wireless and cable.

The Committee believes that these performance targets, which are based on external measurements, are appropriately challenging and provide the necessary incentives for the executives to grow Verizon’s business and in turn increase shareholder value. If the established targets are not met, the executives will receive far less in value and may receive nothing. In addition, because the value of each performance stock unit is equal to the fair market value of a share of Verizon’s common stock, each executive will receive greater value to the extent Verizon’s stock price increases and less value to the extent Verizon’s stock price declines. This further aligns the interests of the Company’s executives with those of its shareholders. By basing awards on Verizon’s relative TSR performance over a three-year performance cycle, the Committee intends to reinforce management’s focus on the goal of investing time and capital in those businesses that can over time sustain meaningful future growth and profitability for our shareholders. Imposing arbitrary and subjective limitations on the Committee’s discretion to grant long-term compensation awards would unduly limit the Company’s ability to design and administer a competitive long-term compensation program to meet market demands.

For the foregoing reasons, the Board believes that this proposal is unnecessary and not in the best interests of the Company and its shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

Item 9 on Proxy Card:

Domini Social Investments LLC, 536 Broadway, 7th Floor, New York, New York 10012-3915, owner of 707,722 shares of the Company’s common stock, proposes the following:

POLITICAL CONTRIBUTIONS REPORT

RESOLVED:    The shareholders of Verizon Communications, Inc. (the Company) hereby request that the Company provide a report updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

a.	An accounting of the Company’s funds contributed to any of the persons described above;
b.	The business rationale for the Company’s political contributions; and
c.	Identification of the person or persons in the Company who participated in making the decisions to contribute.

This report shall be posted on the company’s website to reduce costs to shareholders.

SUPPORTING STATEMENT:    As long-term shareholders of Verizon, we support policies that apply transparency and accountability to corporate political giving.

Company executives exercise wide discretion over the use of corporate resources for political purposes. They make decisions without a stated business rationale for such donations. We believe shareholders are entitled to know how their company is spending its funds for political purposes. However, although there are various disclosure requirements for political contributions, this information is difficult for shareholders to access and is not complete.

Although the Bi-Partisan Campaign Reform Act enacted in 2002 prohibits corporate contributions to political parties at the federal level, corporate soft money state-level contributions are legal in 49 states, and disclosure standards vary widely. Corporations can also make unlimited contributions to “Section 527” organizations, political committees formed for the purpose of influencing elections, but not supporting or opposing specific candidates. Corporations are not required to report these contributions.

In the 2004 and 2006 election cycles, our company contributed approximately $507,500 and $185,000, respectively, to Section 527 organizations (Figures derived from data provided by http:// www.PoliticalMoneyLine.com, an independent campaign finance disclosure website). In 2001-02, Verizon made at least $1,610,915.00 in political contributions. (The Center for Responsive Politics: http://www.opensecrets.org/softmoney/index.asp.)

Relying only on the limited data available from the Federal Election Commission, the Internal Revenue Service, the Center for Responsive Politics, a leading campaign finance watchdog organization, and Political Money Line provides an incomplete picture of the Company’s political donations. Current disclosure is insufficient to allow the Company’s Board and its shareholders to fully evaluate the political use of corporate assets.

Absent a system of accountability, corporate executives will be free to use the Company’s assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders, potentially harming long-term shareholder value.

There is currently no single source of information that provides the information sought by this resolution. This report should represent a minimal cost to the company, as presumably management already monitors corporate resources used for such purposes. We believe that transparency and accountability in this area will advance our company’s interests, and help build long-term shareholder value. We urge your support for this critical governance reform.

BOARD OF DIRECTORS’ POSITION

The Board of Directors believes that the Company’s political contributions constitute an appropriate expenditure of corporate funds for valid business purposes. The Company has in place effective reporting and compliance procedures and believes it has made contributions to political parties and candidates in accordance with all applicable laws and regulations. The Public Policy Committee of the Board of Directors periodically receives reports on contributions and reports on these activities to the Board. The Board strongly believes that any suggestion that the Company’s contributions fund agendas that are adverse to the interests of the Company and its shareholders is unsupported and plainly wrong. The Board is confident that the Company contributions support those candidates whose views are consistent with the Company’s long-term goals and interests.

The Company’s resources currently allocated to political activities are insubstantial in comparison to the scope and extent of the Company’s business. Significant information about political contributions by the Company is already publicly available as required by applicable state and federal laws. Accordingly, the Board believes there is no need for the Company to use its financial and other resources to provide duplicative and unnecessary information.

For the foregoing reasons, the Board of Directors believes that this proposal is unnecessary and not in the best interests of the Company and its shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

SUBMISSION OF SHAREHOLDER PROPOSALS

A shareholder may submit a proposal for inclusion in the Company’s 2007 Proxy Statement. In order for the proposal to be considered, the Company must receive the proposal no later than November 21, 2006. All proposals must comply with the rules of the Securities and Exchange Commission for eligibility and the types of shareholder proposals. Shareholder proposals should be addressed to:

Assistant Corporate Secretary

Verizon Communications Inc.

140 West Street, 29th Floor

New York, New York 10007

If a shareholder does not wish to submit a proposal for inclusion in next year’s proxy statement, but instead wishes to present it directly at the 2007 Annual Meeting of Shareholders, Verizon’s Bylaws require that the shareholder notify the Company in writing no later than 90 days prior to the anniversary date of the 2006 Annual Meeting, or February 5, 2007, and provide specified information. Requests for a copy of the Bylaw requirements should be addressed to:

Assistant Corporate Secretary

Verizon Communications Inc.

140 West Street, 29th Floor

New York, New York 10007

EXECUTIVE COMPENSATION

REPORT OF THE HUMAN RESOURCES COMMITTEE

ON EXECUTIVE COMPENSATION

The Human Resources Committee of the Board (the Committee) is responsible for establishing and administering all policies and plans related to compensation and benefits for the senior management group, including the executives listed in the Summary Compensation Table (the named executive officers) which begins on page 30 of this Proxy Statement. Verizon’s Corporate Governance Guidelines provide that each member of the Committee is a non-management director who the Board has determined is independent under applicable laws and regulations, the listing standards of the New York Stock Exchange, and the Corporate Governance Guidelines. In addition, each of the four members of the Committee has considerable experience in overseeing compensation and benefits matters and developing executive compensation programs.

The Committee has the direct responsibility for evaluating the performance of the senior management group and approves each component of senior management compensation, including all of the policies and plans under which executive compensation is paid or awarded. With respect to the Chief Executive Officer, the Committee presents its evaluation and recommendations to the independent members of the Board for their approval. The Committee retains the services of an outside consultant to assist it in performing its duties (the HRC Consultant). The HRC Consultant is engaged by, and reports directly to, the Committee. The HRC Consultant generally attends all meetings of the Committee. Following each Committee meeting, the Committee reports to the Board of Directors on its actions and recommendations and the Committee periodically meets in executive session without members of management present. Although the Committee receives recommendations from the Executive Vice President of Human Resources and from the HRC Consultant regarding the design and level of compensation to be provided to Verizon’s named executive officers, the Committee ultimately makes all final decisions as to the compensation levels for these executives. The Committee believes that an appropriate level of input from management and input from the HRC Consultant provide a necessary and valuable perspective in helping the Committee formulate its own independent views on compensation.

This report summarizes the objectives, structure, and compensation levels of the Company’s executive compensation programs for 2005.

OVERVIEW

The Committee oversees a compensation program that is designed to support Verizon’s long-term strategy and align the financial interests of the senior management group with the interests of Verizon’s shareholders. To further these goals, the Committee has established the following objectives for the Company’s executive compensation program:

•	Provide a compensation program that is competitive with the compensation practices of those peer companies with which Verizon competes for talent;

•	Motivate performance by tying a substantial portion of an executive’s compensation to Verizon’s achievement of pre-established financial objectives, and in the case of the Chief Executive Officer, certain strategic objectives, and reward individual executives who achieve those goals and enable the Company to achieve returns for shareholders; and

•	Align the interests of Verizon’s executives to those of Verizon’s shareholders and provide incentives that promote the retention of talented executives.

The Committee evaluates and approves each component of compensation (base salary, annual incentive bonus, long-term incentives and other benefits) and the individual total compensation for the senior management group. Each year the Committee benchmarks the ongoing competitiveness of these plans and programs to assess whether they are achieving the desired goals and objectives. In considering the mix of elements comprising total compensation, the Committee emphasizes long-term pay and performance to emphasize the importance of achieving Verizon’s long-term goals. The Committee does not take into account gains or losses from prior stock option grants or other stock based awards in setting the elements of compensation or retirement benefits. For competitive reasons and based on market data, the Committee believes that compensation should be primarily evaluated each year rather than over the span of an individual’s career.

Verizon’s 2005 annual and long-term incentive compensation plans are designed to reward individual, business unit and company achievements. The plans provide aggressive performance objectives that serve to both motivate executives to achieve higher levels of results and to retain executive talent in order to provide continuity so that the executives can focus on their duties of executing the Verizon business plan, provide superior service to Verizon’s customers and grow the business for Verizon’s shareholders. The Verizon Short-Term Incentive Plan rewards the achievement of financial, operational and other business goals. The Plan differentiates among Verizon’s main business units of corporate, wireless, domestic telecom, international and information services. Employees of a particular business unit receive payouts according to that business unit’s performance. The Verizon Long-Term Incentive Plan rewards the creation of shareholder value and aligns the long-term interests of the Company’s senior management group with those of its shareholders. The Committee recognizes the need for capital investments in Verizon’s core businesses in order to sustain long-term growth and profits. For 2005, the Committee determined that the senior management group’s long-term incentive compensation should consist of two different types of stock units: (1) performance stock units (PSUs), which vest only to the extent certain performance targets are met; and, for executives other than the Chief Executive Officer, (2) time based restricted stock units (RSUs), which vest over time only if an individual remains continuously employed by Verizon for the entire award cycle. The time based restricted stock units will also vest if an individual retires after the first six months of the award cycle, terminates employment as a result of death or disability or is involuntary terminated without cause at any time during the award cycle; provided that the participant executes a release satisfactory to the Company upon his or her separation from employment. All PSUs and RSUs will be immediately cancelled if a participant retires during the first six months of the award cycle, voluntarily terminates his or her employment or is terminated for cause at any time during the award cycle. The Committee has set the total compensation of Verizon’s senior management group at levels that are intended to be competitive with market peers, i.e., other large, global, public companies with whom Verizon competes for executive talent. The Committee also benchmarks total direct compensation (base salary, annual and long-term incentive awards) against an industry peer group of telecommunications, broadband, wireless and cable companies. The Committee has determined that the aggregate of Verizon’s base pay and short-term compensation opportunity should target the median for market and industry peers and that its long-term incentive opportunity should target the third quartile. With the assistance of the HRC Consultant, the Committee annually compares Verizon’s total direct compensation and component pay levels to those of its market and industry peer group companies in order to ensure competitiveness.

ELEMENTS OF EXECUTIVE COMPENSATION

The key elements of the executive compensation structure for the senior management group are base salary, a short-term incentive award paid in cash and a long-term incentive award, each of which is discussed below. In addition, the named executive officers are also eligible for certain other benefits that are described in more detail below.

Base Salary.    The Company’s executive salary structure is based on broad salary bands that take into consideration the executive’s duties, performance and experience. Salary adjustments, if any, are based on a review of competitive market data relative to the Company’s market and industry peer group companies and individual performance. In 2005, the senior management group received salary increases based upon individual performance, market changes in the value of positions, and the economic and business conditions affecting Verizon at the time of the evaluation. The salaries earned by the named executive officers for 2005 are shown in column (c) of the Summary Compensation Table on page 30.

Short-Term Incentive.    The Verizon Short-Term Incentive Plan places a sizable percentage of annual cash compensation at risk. Short-term incentives strengthen the link between the senior management group and the Verizon business strategy, and underscore the focus on superior performance and results. The Short-Term Incentive Plan requires that Verizon achieve at least an 8% return on equity before any awards are made under the Plan.

The targeted value of the short-term incentive award is generally based on a percentage of the recipient’s actual base salary. The Committee approves the appropriate percentage for each of the band levels in the senior management group, based on the scope of responsibility of a senior manager and the competitive pay practices of Verizon’s market peer group companies. The target awards for the named executive officers range from 75% of salary to 125% of salary (for the Chief Executive Officer). Depending on Verizon’s and the individual’s performance, the awards can range from zero to two times the targeted award value. When the Company’s performance meets the pre-established performance objectives, employees generally receive short-term incentive payouts at one and a half times their targeted levels. When the Company’s performance is better than the pre-established performance objectives, employees generally receive payouts of up to a maximum of two times the targeted level. Correspondingly, when the Company’s performance does not meet the pre-established performance objectives, employees generally receive payouts lower than one and a half times the targeted levels, down to zero. For 2005, the Committee evaluated Verizon’s performance with respect to earnings per share and revenue (excluding the net impact of pension and post-retirement benefits) against the performance of industry peers. In addition, the Committee based a portion of the award upon two non-financial measures: customer service and diversity. Based on Verizon’s strong 2005 financial results in these areas as driven by continued wireless, broadband, data and long-distance revenue growth, solid cash flow and solid margins, and continued industry leadership in customer service and diversity, the Committee approved a performance percentage payout for each main business unit according to that business unit’s contribution to the Company’s overall performance. The amounts shown under “Bonus” in column (d) of the Summary Compensation Table represent the short-term incentive payments awarded to each of the named executive officers for 2005.

Long-Term Incentive.    The Verizon Long-Term Incentive Plan is designed to reward the creation of shareholder value and align the financial interests of the senior management group with the interests of Verizon’s shareholders.

The Committee adjusted the long-term incentive target values of the 2005 long-term incentive awards for Verizon’s senior management group, the first adjustment since 2000, to reflect the levels that are competitive with Verizon’s market peer group companies and to better balance senior managers’ compensation between at risk performance-based pay and guaranteed income.

The Company’s Long-Term Incentive Plan permits the award of non-qualified stock options, incentive stock options, performance stock units, restricted stock units and stock appreciation rights which are paid depending on performance over a specified period. In 2005, the senior management group, including the named executive officers, received long-term incentive compensation that consisted of 60% performance stock units and 40% restricted stock units. This mix of equity links the executive’s potential payout to Verizon’s financial results and stock performance over a three-year cycle and provides the opportunity for greater payouts only to the extent that there has been a relative increase in shareholder value over the three-year performance period. The Committee believes that this award opportunity closely aligns the interests of the Company’s senior management group with the interests of its shareholders because payment is based on external performance measures, stock price and relative total shareholder return, and, in the case of Mr. Seidenberg’s award, certain additional strategic performance objectives as discussed below. The amount of the long-term incentive award granted to a particular employee is generally based on the recipient’s actual base salary multiplied by a percentage applicable to the recipient’s compensation band, the scope of responsibility of a particular job and the competitive pay practices of Verizon’s market peer group companies for similar positions.

In 2005, 60% of an executive’s long-term incentive compensation opportunity, and 100% of the Chief Executive Officer’s long-term incentive compensation opportunity, was granted in the form of performance stock units. Performance stock units represent shares of Verizon stock that may become payable in cash after the completion of a three-year performance cycle. Actual payment of the performance stock units will be determined based on Verizon’s Total Shareholder Return (TSR) relative to the TSR of the companies that make up the Standard & Poor’s 500 and to the TSR of certain companies in Verizon’s telecommunications, broadband, wireless and cable industry peer group. TSR is determined by stock price appreciation plus dividends reinvested. No performance stock units will be paid unless Verizon’s relative TSR position meets a specific minimum threshold percentage at the conclusion of the three-year performance cycle. The total percentage of PSUs that are ultimately payable to a participant is based upon a weighted average equal to 40% of Verizon’s relative TSR position compared to the Standard & Poor’s 500 companies and 60% of Verizon’s relative TSR position compared to Verizon’s industry peer group companies. The following table illustrates the PSU payout percentage for 2005 based upon Verizon’s relative TSR position, as compared to the Standard & Poor’s 500 companies and the companies in Verizon’s industry peer group, over the three-year performance period.

Verizon’s Relative TSR Position Compared to Standard & Poor’s 500	PSU Payout Percentage of Maximum Award	Verizon’s Relative TSR Position Compared to Industry Peer Group	PSU Payout Percentage of Maximum Award

81st – 100th percentile	100% x 40% Weighting	100th percentile	100% x 60% Weighting

75th percentile	75% x 40% Weighting	75th percentile	75% x 60% Weighting

50th percentile	50% x 40% Weighting	50th percentile	37.50% x 60% Weighting

25th percentile	25% x 40% Weighting	25th percentile	18.75% x 60% Weighting

0 – 20th percentile	0% x 40% Weighting	0 – 20th percentile	0% x 60% Weighting

In 2005, for managers other than the Chief Executive Officer, 40% of an employee’s long-term incentive compensation opportunity was granted in the form of time based restricted stock units. Restricted stock units represent shares of Verizon stock that will become payable in cash approximately 3 years after the date of grant. The value of each restricted stock unit is equal to the fair market value of a share of Verizon’s common stock on the date of grant and will change as the value of Verizon’s common stock changes. This mix of equity awards aligns with market practice and prevents unwanted dilution through a more conservative approach to allocating shares. Moreover, restricted stock units provide retentive value by increasing stock ownership in the company through which the value can be enhanced by superior share performance. This further aligns the interests of senior management with the long-term interests of the Company’s shareholders.

The value of the performance stock units and restricted stock units granted to each of the named executive officers is shown in column (f) of the Summary Compensation Table.

Other Benefits.    Verizon also provides its executives with the other benefits that are described below and that are intended to be part of a competitive overall compensation program.

Company Transportation. The Committee requires Messrs. Seidenberg, Babbio and Strigl to use aircraft maintained by Verizon for business use as well as personal travel, for security purposes. The Committee believes that this also enables more efficient use of their travel time. Mr. Barr and Ms. Toben are permitted to use the corporate aircraft for personal use on a limited basis. Verizon also provides a driver and Company owned car to Mr. Seidenberg and certain other named executive officers are permitted to use a driver and Company owned car for limited personal use, primarily involving commuting to work and traveling to and from business meetings. Information concerning the incremental costs for the use of Company provided transportation by Mr. Seidenberg and the other named executive officers is set forth in the Summary Compensation Table and related notes beginning on page 30.

Company Housing. Based on a past agreement, Mr. Babbio had periodic use of a Company owned apartment during 2005 for business and personal reasons. Neither Mr. Babbio nor any other named executive officer will have use of a Company owned apartment in 2006. Information concerning the incremental costs for the use of this Company owned apartment is set forth in the Summary Compensation Table and related notes beginning on page 30.

Executive Life Insurance. Verizon currently provides executive life insurance policies to its senior management employees, including the named executive officers, on a voluntary basis. These policies are designed to provide a death benefit equal to five times an executive’s eligible compensation if such executive were to die while an active Verizon employee. If an executive continues the policy after retiring from Verizon, the death benefit is reduced to two times an executive’s eligible compensation. The policies are owned entirely by the Verizon executive and Verizon pays each executive a bonus to cover the partial cost of maintaining such policy. All senior management employees, including the named executive officers, are excluded from participation in Verizon’s basic and supplemental life insurance programs if they choose to participate in the executive life insurance program. The amount of each bonus paid to the named executive officers to cover the partial cost of the executive life insurance plan is set forth in the Summary Compensation Table and related notes beginning on page 30.

Financial Planning. Verizon provides financial planning benefits to the entire senior management group, including the named executive officers. Part of the cost associated with the financial planning services used by each executive is imputed to such executive as ordinary income for the year in which the cost was incurred. The amount of the cost of the financial planning services paid to each of the named executive officers is set forth in the Summary Compensation Table and related notes beginning on page 30.

SUMMARY OF EXECUTIVE COMPENSATION CHANGES FOR 2006

As previously reported, the Committee approved freezing the accrual of future benefits under the Verizon Income Deferral Plan and eliminated the 32% retirement contribution credit on eligible compensation, as of the close of business on December 31, 2004. Only senior managers were eligible to participate in this plan. Beginning on January 1, 2005, executive officers and other senior managers began receiving the same benefits as described below as other employees under the Verizon Excess Pension Plan (VEPP). More specifically, the executive officers and other senior managers became eligible to receive retirement pay credits equal to 4%-7% (depending on age and service) under the VEPP, on all eligible compensation that exceeds the IRS qualified pay limits ($210,000 in 2005). This is the same pay-credit percentage range received by all other management employees who participate in the VEPP. This action reduced the future pension credits received by Verizon executive officers and other senior managers from 32% to a range of 4%-7%.

At the end of 2005, the Company announced the restructuring of retirement benefits for all management employees. This change does not impact current retirees. The restructuring is designed to align retirement benefits for management employees and to provide Verizon with a more affordable benefit cost structure so that it can more effectively compete with companies that do not provide defined benefit pension plans or subsidized retiree medical benefits. In implementing this change the

Company announced that it will provide employees with an enhanced savings plan opportunity that is more in line with current trends and will allow employees to have greater responsibility in managing their own finances.

Accordingly, effective July 1, 2006, all Verizon management employees will no longer earn pension benefits under the Verizon Management Pension Plan and the VEPP. For management employees earning pension benefits as of June 30, 2006, the Company will fully vest their pension benefit and will enhance the pension benefit earned as of that date by adding 18 months of additional cash balance pay credits to pension accounts and, if applicable, 18 months of service to the highest average pay formula pension calculation. Management employees hired after January 2006 are not eligible for pension benefits under the Verizon Management Pension Plan or the VEPP. In addition, Verizon management employees who have at least 15 years of service (including the additional 18 months) or who are age 65 with at least 5 years of service (including the additional 18 months) as of June 30, 2006, and who become eligible for company subsidized retiree medical coverage (without taking the additional 18 months of service credit into account), will have their company subsidy toward retiree medical benefits calculated based on service through June 30, 2006 plus an additional 18 months. Verizon management employees will not earn service toward the company retiree medical subsidy after June 30, 2006. Verizon management employees who do not have 15 years of service with the additional 18 months of service added as of June 30, 2006 will not have any company subsidy for retiree healthcare or life insurance. However, these Verizon management employees will be able to purchase retiree healthcare and life insurance through Verizon at their own expense once they are retirement eligible.

Beginning July 1, 2006, the Company will provide management employees with an enhanced savings opportunity under the qualified savings plan. Verizon will provide a matching contribution equal to 100% of the first 6% of eligible compensation deferred or contributed to the savings plan. In addition, in order to shift to an even greater performance driven benefits and compensation structure, management employees will be eligible for an additional performance related matching contribution of up to 3% of eligible compensation if the Company meets certain performance criteria.

For management employees whose eligible compensation exceeds the IRS compensation limits, Verizon will provide the same matching contributions on eligible compensation exceeding the IRS compensation limits under a nonqualified savings plan.

2005 COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

The Committee meets each year in executive session with the other independent Directors to evaluate the performance of Ivan Seidenberg as Chairman and Chief Executive Officer of Verizon. The results of the evaluation are considered in determining his compensation, consistent with the compensation policies described above. The Committee also consults with the HRC Consultant in setting Mr. Seidenberg’s compensation. The level of Mr. Seidenberg’s 2005 compensation was determined in accordance with the policies and practices discussed in this report.

In January 2005, the independent members of the Board of Directors approved a change in the structure of Mr. Seidenberg’s compensation, after considering the increasing competition in the telecommunications industry, Verizon’s comprehensive business strategy, and shareholder interests in Verizon’s continued success. The independent members of the Board approved the first increase in five years to Mr. Seidenberg’s salary, reflecting the Company’s success in creating growth and building market share in a highly competitive environment and to align his base salary to the base salary level of his market peers. Mr. Seidenberg’s salary increased $600,000, from $1,500,000 to $2,100,000. His 2005 salary was determined based on his individual performance in 2004, changes in the market value of comparable positions since 2000, and the economic and business conditions affecting Verizon. His 2005 base salary is in alignment with the base salary levels of other chief executive officers at other large global public companies comparable to Verizon. His annual salary is shown in column (c) of the Summary Compensation Table, and his short-term incentive award is shown under “Bonus” in column (d) of this table.

In 2005, under Mr. Seidenberg’s leadership, the Company delivered strong financial and operational performance as the Company continued to grow its customer base through innovative products in wireless, broadband, data, video, and long-distance services. In addition, Verizon continued to make significant investments in updating its network and infrastructure in order to effectively compete for customers in the fast paced telecommunications environment. The Company continues to demonstrate its ability to grow and build market share in a highly competitive industry. Verizon’s annual consolidated operating revenues increased 6.0%, driven by 16.8% revenue growth at Verizon Wireless and by 10.5% revenue growth in wireline data revenues. Also, in 2005, Verizon announced the proposed acquisition of MCI, a transaction that will strengthen the Company and enhance its ability to more fully serve the growing large business, government and enterprise customer groups.

For 2005, Mr. Seidenberg was eligible for a maximum short-term incentive award equal to 2.5 times his annual base salary. He received an award of $4,147,500 based on the factors discussed above. In 2005, Verizon continued to introduce innovations in wireless, broadband, data, video and long-distance services resulting in strong growth. Verizon’s total customer connections, which include wireline switched access lines, wireless customers, and wireline and wireless customers using broadband connections (EV-DO, DSL or FiOS) increased 5.7 percent to 105.3 million at the end of 2005. Verizon generated $22.0 billion in cash from operations, an increase of $192 million from 2004. Total debt was reduced by $300 million to $39.0 billion.

Mr. Seidenberg’s 2005 long-term incentive award was structured to align his total compensation opportunity with his industry peers and to place more of his total compensation “at risk”. Accordingly, in February 2005, Mr. Seidenberg received an award consisting of 314,480 performance stock units and 209,660 restricted stock units. During 2005, Mr. Seidenberg periodically reviewed with the Board the Corporation’s strategies for investment of capital to transform the company and the launch of Verizon Business following the closing of the MCI transaction, all of which are designed to create sustainable long term shareholder value. In recognition of the ongoing transformation of the Company’s business, Mr. Seidenberg and the Committee, in consultation with the HRC Consultant, reviewed the current market conditions and discussed the competitive assessment of the amount and terms of Mr. Seidenberg’s long-term incentive award. Mr. Seidenberg and the Committee agreed to restructure Mr. Seidenberg’s 2005 long-term incentive award by aligning the entire value of his 2005 award to performance stock units. As a result, on March 3, 2006, Mr. Seidenberg’s February 2005 RSU award was canceled and his 2005 long-term incentive opportunity consists of 314,480 performance stock units at their original February 2005 grant value of $11.34 million. The 2005 PSU grant dollar value is reported in column (f) of the Summary Compensation Table. This award represents Mr. Seidenberg’s target opportunity and will be based on the measures described on page 25. The actual payment will be determined by the Company’s relative performance over the performance cycle as previously described and shown in the table above. No performance stock units will be paid to Mr. Seidenberg unless Verizon’s relative TSR position meets a specific minimum threshold percentage at the conclusion of the award cycle. The value of Mr. Seidenberg’s award may increase or decrease based on Verizon’s relative TSR position compared to that of the Standard & Poor’s 500 companies and the companies in Verizon’s industry peer group as previously described. The value of each performance stock unit is equal to the fair market value of a share of Verizon’s common stock on the date of the grant and will change as the value of Verizon’s common stock changes over the award cycle.

In addition, the Committee restructured the grant to add certain strategic objectives related to the successful launch of Verizon Business, the new enterprise business created from the acquisition of MCI and the overall competitive financial and operational positioning of Verizon. To the extent that synergy targets relating to the launch of Verizon Business, key legislative initiatives, FiOS and broadband initiatives, and Wireless growth objectives are met or exceeded for the applicable performance period, the Committee may modify Mr. Seidenberg’s 2005 PSU payout level, but in no event shall Mr. Seidenberg’s 2005 PSU payout level exceed two times his target award value of $11.34 million. Conversely, Mr. Seidenberg will not be eligible for an award if minimum TSR targets are not achieved for the applicable performance period.

Mr. Seidenberg no longer accrues any benefits under the Verizon Income Deferral Plan (IDP). As discussed above, effective December 31, 2004, the Committee froze the IDP for all participants and ceased any additional benefit accruals under the IDP. Before 2005, the IDP provided Mr. Seidenberg a guaranteed annual supplemental retirement credit in an amount equal to 32% of his eligible pay. This retirement credit was replaced by a nonqualified pension plan that provides pension credits that range from 4%-7% on compensation that exceeds the IRS compensation limits. This is the same pay-credit percentage range received by all other management employees who participate in the Verizon Management Pension Plan and the nonqualified pension plan. Please see the discussion above and below for the 2006 changes to the pension benefits for Mr. Seidenberg and the other named executive officers.

STOCK OWNERSHIP GUIDELINES

The Company’s stock ownership guidelines reinforce each executive’s position as an owner of the business. The guidelines require each executive to maintain a significant ownership stake in the Company. The ownership levels are based on base salary and require a multiple of at least five times base salary for the CEO and a multiple of at least four times for the other named executive officers. These guidelines apply to all senior management employees. All named executive officers are currently in compliance with the stock ownership guidelines. The table on page 36 shows the current ownership levels of these named executive officers.

APPLICABLE TAX CODE PROVISION

Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Internal Revenue Code under Section 162(m) that limits the tax deduction for compensation in excess of one million dollars paid to certain executive officers. Companies are not permitted to deduct that portion of an executive officer’s salary in excess of one million dollars but are permitted to exclude performance-based compensation from the limit if that compensation meets certain requirements. The Committee believes that the shareholder approved short- and long-term incentive plans provide for appropriate performance driven factors and therefore satisfy the requirements for exemption under Internal Revenue Code Section 162(m). However, under certain circumstances, the Committee exercises its discretion to make certain grants and awards that may not comply with the terms and conditions under Section 162(m) of the Internal Revenue Code in order to maintain the Committee’s flexibility to grant awards that will continue to attract, retain and properly motivate qualified executives. Accordingly, the Committee has from time to time approved elements of compensation for the named executive officers that are not fully deductible, when appropriate.

Respectfully submitted,

Human Resources Committee

Walter V. Shipley, Chairperson

Richard L. Carrión

Robert W. Lane

John R. Stafford

Dated: March 3, 2006

COMPENSATION TABLES

Summary Compensation Table

Long-Term Compensation
		Annual Compensation				Awards			Payouts
(a)	(b)	(c)	(d)	(e)		(f)		(g)	(h)	(i)
Name and Principal Position	Year	Salary ($000s)	Bonus ($000s)	Other Annual Compensation ($000s)		Restricted Stock Award(s) ($000s)		Securities Underlying Options/SARs Granted (#)	LTIP Payouts ($000s)	All Other Compensation ($000s)
Ivan G. Seidenberg Chairman & CEO	2005 2004 2003	2,100.0 1,557.7 1,500.0	4,147.5 3,375.0 2,775.0	130.3 114.0 188.8	[1]	11,340.1 6,300.1 4,200.9	[2]	0 468,300 492,200	0 0 2,515.2	1,707.1 1,719.5 1,662.1	[3]

Lawrence T. Babbio, Jr. Vice Chairman & President	2005 2004 2003	1,200.0 1,106.8 1,035.0	1,800.0 1,760.6 1,418.0	191.2 621.7 626.5	[1]	7,500.5 3,201.3 2,073.5	[2]	0 238,000 242,600	0 0 0	982.4 1,317.5 1,286.5	[3]

Dennis F. Strigl Executive Vice President & President & CEO Verizon Wireless Joint Venture	2005 2004 2003	1,125.0 950.0 875.0	1,912.5 1,862.0 1,540.0	129.7 183.3 154.9	[1]	7,031.7 3,769.1 1,753.6	[2]	0 211,900 205,100	0 0 0	1,010.7 999.2 850.5	[3]

William P. Barr Executive Vice President & General Counsel	2005 2004 2003	840.0 802.9 750.0	995.4 1,044.9 834.0	9.2 38.1 36.0	[1]	4,410.1 1,973.8 1,279.5	[2]	0 146,700 149,700	0 0 0	596.7 653.9 648.3	[3]

Doreen A. Toben Executive Vice President & CFO	2005 2004 2003	825.0 776.9 765.4	977.6 1,012.5 777.0	25.4 52.7 37.7	[1]	4,331.5 1,912.8 1,190.9	[2]	0 142,200 139,500	0 0 0	577.3 784.7 772.2	[3]
[1]	For 2005, the column “Other Annual Compensation” includes: incremental costs for personal use of Company aircraft; incremental costs for the personal use of a Company apartment; and financial planning allowances for the named executives described below. This disclosure also includes certain perquisites and other personal benefits provided to the named executive officers. The total incremental cost to the company for each perquisite and other personal benefit provided to each of the named executive officers is described in more detail below:

Name	Personal Use of Company Aircraft	Personal Use of Company Vehicle	Personal Use of Company Apartment	Financial Planning Allowances	Personal Travel and Related Tax Reimbursement
Mr. Seidenberg	$115,409	$4,849	$0	$10,000	$0
Mr. Babbio	$117,919	$5,922	$57,405	$10,000	$0
Mr. Strigl	$101,884	$6,064	$0	$10,000	$11,707
Mr. Barr	$0	$0	$0	$9,167	$0
Ms. Toben	$15,914	$0	$0	$9,500	$0

[2]	The data reflects the dollar value of the performance stock units and restricted stock units based on the average price of Verizon’s common stock on the grant date, February 2, 2005. Actual payment of the performance stock units will be determined based on Verizon’s Total Shareholder Return (TSR) relative to the TSR of the companies that make up the Standard and Poor’s 500 and to the TSR of certain companies in Verizon’s telecommunications, broadband, wireless and cable industry peer group. On each dividend payment date, restricted units are credited to the participant’s account. The number of restricted stock units is determined by dividing the dividend that would have been paid on the shares represented by the stock units in the participant’s account by the average price of the Company’s common stock on the New York Stock Exchange Composite Transaction Tape on the dividend payment date. The table reflects Mr. Seidenberg’s restructured 2005 long-term incentive award, as discussed in the Report of the Human Resources Committee on Executive Compensation. Based on the closing price of Verizon’s Common Stock on December 31, 2005, the aggregate unit amounts and dollar value held by the named executive officers was:

Name	Number of PSUs	Number of RSUs	Aggregate Dollar Value
Mr. Seidenberg	326,003	0	$9,819,210
Mr. Babbio	129,373	86,249	$6,494,535
Mr. Strigl	121,287	80,858	$6,088,607
Mr. Barr	76,069	50,713	$3,818,674
Ms. Toben	74,711	49,811	$3,750,603
[3]

For 2005, the column “All Other Compensation” includes: Company contributions to the qualified savings plans, the non-qualified Executive Deferral Plan, and the Verizon Excess Pension Plan. In addition, in 2003 the Company’s split dollar life insurance program was terminated, and the company recovered all premiums it had paid under the program. In order to maintain commensurate life insurance benefits for senior managers, the policies have been converted to an executive life insurance program wherein Verizon partially pays for such coverage in the form of a bonus. The 2005 Company contributions for these plans that were made to the named executives are as follows:

Name	Qualified Savings Plans	Nonqualified Executive Deferral Plan	Verizon Excess Pension Plan	Life Insurance Bonus Plan
Mr. Seidenberg	$10,039	$1,343,250	$132,300	$221,507
Mr. Babbio	$10,500	$ 700,922	$ 69,300	$201,667
Mr. Strigl	$10,500	$ 734,690	$ 64,050	$201,420
Mr. Barr	$10,223	$ 418,113	$ 44,100	$124,272
Ms. Toben	$10,500	$ 405,375	$ 43,050	$118,353

The following table provides information as to stock options and stock appreciation rights (referred to as SARs) exercised by each of the named executive officers during 2005. The table sets forth the value of the stock options and stock appreciation rights held by such officers at year-end measured in terms of the closing price of Verizon’s common stock on December 31, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
(a)	(b)	(c)	(d)		(e)
	Shares Acquired on Exercise (#)	Value Realized ($000s)	Number of Securities Underlying Options/SARs at F-Y-End (#)		Value of Unexercised In-the-Money Options/SARs at F-Y-End ($000s)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Seidenberg	–	–	4,528,446	476,267	0.0	0.0
Mr. Babbio	640.0	2.2	2,589,471	239,534	0.0	0.0
Mr. Strigl	–	–	1,484,409	209,634	0.0	0.0
Mr. Barr	–	–	1,336,900	147,700	0.0	0.0
Ms. Toben	–	–	786,474	141,300	0.0	0.0

RETIREMENT PLANS

The Verizon Management Pension Plan is a noncontributory, tax-qualified pension plan for salaried employees that provides for distribution of benefits in a lump sum or an annuity, at the participant’s election. Messrs. Seidenberg, Babbio, and Barr and Ms. Toben and other Verizon executive officers began participating in the Verizon Management Pension Plan as of January 1, 2002. Effective January 1, 2005, in connection with his change to a Verizon service company payroll, Mr. Strigl began participating in the Verizon Management Pension Plan. Mr. Strigl’s prior service with Bell Atlantic Mobile is recognized for pension plan vesting and eligibility purposes only and his service with Verizon Wireless, Inc. is recognized for pension plan vesting purposes only.

All participant pension benefits under this plan are calculated using a cash balance formula that provides for pay credits equal to 4%-7% (depending on age and service) of annual eligible pay up to the statutory limit on compensation ($210,000 in 2005), for each year of service following the conversion to cash balance. In general, eligible pay includes base salary and short-term incentives, exclusive of certain senior manager or other incentive compensation, and other similar types of payments. Additionally, monthly interest credits are made to the participant’s account balance based upon the prevailing market yields on certain U.S. Treasury obligations. In order to record these pay and interest credits, the plan administrator maintains a hypothetical account balance for each participant. However, as part of the transition to a cash balance formula, all participants who had at least 10 years of service with the Company as of January 1, 2002 receive benefits under an alternative formula, referred to as the “highest average pay formula,” if that formula provides a higher benefit than the cash balance formula. Under this alternative formula, pensions are computed on 1.35% of eligible pay for average annual salary for the five highest consecutive years up to the statutory limit on compensation ($210,000 in 2005), for each year of service. As of December 31, 2005, the actual years of service credited under the Verizon Management Pension Plan for Messrs. Seidenberg, Babbio, Strigl and Barr and Ms. Toben were 39, 39, 17, 11, and 33, respectively.

The following table illustrates the estimated annual benefits payable pursuant to the highest average pay formula under the Verizon Management Pension Plan based on a maximum compensation limit in 2005 of $210,000. The table assumes normal retirement at age 65 and is calculated on a single life annuity basis, based upon final average earnings and years of service:

Pension Plan Table

Final Average Earnings	Years of Service
	15	20	25	30	35	40
$210,000	$42,525	$56,700	$70,875	$85,050	$99,225	$113,400

Because employees with less than 10 years of service as of January 1, 2002 generally do not qualify for the highest average pay formula under the plan, Mr. Barr’s benefit under the plan equals the value of his cash balance account, which was $215,116 as of December 31, 2005.

Effective July 1, 2006, Verizon management employees, including the named executive officers and other senior managers will no longer earn pension benefits under the Verizon Management Pension Plan and the Verizon Excess Pension Plan. For all management employees, including the named executive officers, earning pension benefits as of June 30, 2006, the Company will enhance the pension benefit earned as of that date, adding 18 months of additional pay credits to the cash balance pension accounts and, if applicable, 18 months of service to the highest average pay pension calculation.

Section 415 of the Internal Revenue Code places certain limitations on pension benefits that may be paid from the trusts of tax-qualified plans, such as the Verizon Management Pension Plan. Accordingly, any pension amounts for executive officers that exceed that limit will be paid from the Company’s assets under the Verizon Excess Pension Plan (VEPP). Verizon’s executive officers, including Messrs. Seidenberg, Babbio, Strigl, and Barr and Ms. Toben, began participating in the VEPP as of January 1, 2005. Their participation in the VEPP is limited to the cash balance formula; they are not eligible for the highest average pay formula under the VEPP. Verizon’s executive officers may also elect to participate in the Verizon Executive Deferral Plan (EDP). The VEPP is a nonqualified, unfunded, supplemental retirement plan and the EDP is a nonqualified, unfunded, deferred compensation plan. The VEPP is provided to all eligible Verizon employees. The EDP allows the approximately 2,700 active participants to defer voluntarily the receipt of up to 100% of their eligible compensation. Eligible compensation consists of:

I.	a participant’s base salary in excess of the Internal Revenue Code limit on compensation for qualified retirement plans ($210,000 in 2005);

II.	the participant’s short-term incentive award; and

III.	other bonuses that the plan administrator determines are eligible for deferral.

If any participant elects to defer eligible income, the Company provides a matching contribution equal to the rate of match under the qualified savings plan for management employees. That rate is 100% of the first 4% of eligible compensation deferred and 50% of the next 2% of eligible compensation deferred. In addition, until December 31, 2004, the Company made retirement contributions to a participant’s account equal to 32% of the base salary, in excess of $205,000, and short-term incentive award components of the participant’s eligible compensation, for the first 20 years of participation in the plan and, thereafter, equal to 7% of such eligible compensation. Beginning July 1, 2006, the Company will provide an enhanced savings opportunity under the qualified savings plan for management employees. Verizon will provide a matching contribution equal to 100% of 6% of eligible compensation deferred or contributed to the savings plan. In addition, management employees may be eligible for an additional performance related matching contribution of up to 3% of eligible compensation if certain pre-established performance criteria are met. The following table shows the aggregate portion of each named executive officer’s account attributable to the Company’s contributions as of December 31, 2005.

Executive	Aggregate Frozen IDP Balance as of 12/31/2004	Aggregate EDP Balance	Aggregate VEPP Balance	Aggregate Total Account Balance
Mr. Seidenberg	$13,769,807	$1,343,250	$132,300	$15,245,357
Mr. Babbio	$11,911,035	$700,922	$69,300	$12,681,257
Mr. Strigl	$4,448,952	$734,690	$64,050	$5,247,692
Mr. Barr	$6,657,816	$418,113	$44,100	$7,120,029
Ms. Toben	$3,004,344	$405,375	$43,050	$3,452,769

The actual annual Company contribution for 2005 has been included in column (i) of the Summary Compensation Table.

The Human Resources Committee froze the accrual of future benefits under the Verizon Income Deferral Plan and eliminated the 32% retirement contribution credit on eligible compensation, as of the close of business on December 31, 2004. Beginning on January 1, 2005, executive officers and other senior managers became eligible to receive retirement pay credits equal to 4%-7% (depending on age and service) under the VEPP on all eligible compensation that exceeds the IRS qualified pay limits ($210,000 in 2005). This is the same pay-credit percentage range received by all other management employees who participate in the Verizon Management Pension Plan. This action reduced the future pension credits received by Verizon executive officers and other senior managers from 32% to a range of 4%-7%.

EMPLOYMENT AGREEMENTS

The Committee recognizes that, from time to time, it may be appropriate to enter into agreements with certain key executives to ensure that Verizon continues to retain their services. In general, these agreements provide the key executives with certain protection (in the form of severance pay) if they are involuntarily terminated or their employment with the Company ends prior to the time they would have otherwise elected to retire.

In 2000, the Company entered into agreements with Messrs. Babbio, Strigl and Barr and Ms. Toben. In exchange for the benefits offered under the agreements, these executives have agreed not to engage in competitive activities or to interfere with Verizon’s business relations for a specified period of time following the termination of their employment. The agreements provide that each of these executives will receive certain additional benefits, including financial planning services, use of Company aircraft and automobile and certain housing arrangements.

The executives will receive the compensation and benefits outlined below for the term of their agreements. An executive who resigns or retires will be entitled only to the benefits that would be provided to a similarly situated senior executive upon termination. If an executive’s employment terminates following a change in control of Verizon, or due to a good reason, or as a result of death or disability, the executive will generally receive the same benefits as if he or she were involuntarily terminated without cause. However, if the executive’s termination is the result of a disability, the lump sum payment will be offset by amounts payable to the executive under any Company-sponsored disability plan. If an executive’s employment is involuntarily terminated without cause, his or her outstanding stock options will vest and will be exercisable until the earlier of five years after the date of termination or the maximum term of the option. In addition, the executive’s performance stock units and restricted stock units will vest and will become payable on the scheduled date, provided that, with respect to the performance stock units, Verizon attains the applicable performance goals. If an executive is terminated for cause or voluntarily resigns, he or she will no longer receive any salary or benefits and will forfeit any unvested outstanding stock options and the unvested portion of any outstanding performance stock units and restricted stock units. All separation payments provided to the named executive officers under their employment agreements are in lieu of any Company-sponsored severance.

The Board of Directors will seek shareholder ratification of any new severance agreement between a senior executive officer and the Company that provides for a total cash value severance payment exceeding 2.99 times the sum of the executive’s base salary plus bonus. This limitation applies to the cash value of any post-employment consulting arrangement entered into between the senior executive officer and the Company, but does not apply to the cash value of any benefits that are payable or become payable pursuant to Company policy applicable to management.

The individual agreements of the named executive officers are summarized below.

Lawrence T. Babbio, Jr.    Mr. Babbio’s agreement renews automatically so that the agreement always has a term of at least two years. His agreement currently provides for:

•	an annual base salary of not less than $1,000,000;

•	an annual short-term bonus between 0 and 2 times base salary; and

•	annual long-term bonus opportunities of at least 5 times base salary.

If Mr. Babbio’s employment is involuntarily terminated without cause, he will receive a lump sum payment equal to 2 times (i) his base salary, (ii) the greater of 50% or the percentage of his maximum short-term bonus opportunity awarded in the year immediately preceding the termination of his employment, and (iii) 100% of his long-term bonus opportunity provided for under his agreement.

Dennis F. Strigl.    Mr. Strigl’s agreement renews automatically so that the agreement always has a term of at least two years. His agreement currently provides for:

•	an annual base salary of not less than $800,000;

•	an annual short-term bonus between 0 and 2 times base salary; and

•	annual long-term bonus opportunities of at least 5 times base salary.

If Mr. Strigl’s employment is involuntarily terminated without cause, he will receive a lump sum payment equal to 2 times (i) his base salary, (ii) 50% of his maximum short-term bonus opportunity, and (iii) 100% of his long-term bonus opportunity provided for under his agreement.

William P. Barr.    Mr. Barr’s agreement renews automatically so that the agreement always has a term of at least two years. His agreement currently provides for:

•	an annual base salary of not less than $700,000;

•	an annual short-term bonus between 0 and 1.5 times base salary; and

•	annual long-term bonus opportunities of at least 4.25 times base salary.

If Mr. Barr’s employment is involuntarily terminated without cause, he will receive a lump sum payment equal to 2 times (i) his base salary, (ii) 50% of his maximum short-term bonus opportunity, and (iii) 100% of his long-term bonus opportunity provided for under his agreement.

Doreen A. Toben.    Ms. Toben’s agreement provides for a two-year term that ends on June 30, 2006. Thereafter, the term of employment will automatically renew for successive two-year terms unless Verizon provides advance written notice.

Her agreement currently provides for:

•	an annual base salary of not less than $700,000;

•	an annual short-term bonus between 0 and 1.5 times base salary; and

•	annual long-term bonus opportunities of at least 4.25 times base salary.

If Ms. Toben’s employment is involuntary terminated without cause, she will receive a lump sum payment equal to 2 times (i) her base salary and (ii) 50% of her maximum short-term bonus opportunity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

On January 31, 2006, there were approximately 2.9 billion shares of Verizon Communications Inc. common stock outstanding. This table sets forth information as of December 31, 2005, about persons we know to beneficially own more than five percent of shares of Verizon common stock.

Title of Voting Class	Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Common Stock	Barclays Global Investors, NA 45 Fremont Street, 17th Floor San Francisco, California 94105	153,639,183[1]	5.56%

[1]	This information is based upon a filing with the Securities and Exchange Commission dated January 31, 2006, made by Barclays setting forth information as of December 31, 2005. Shares listed as beneficially owned by Barclays are owned by the following entities: Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD and Barclays Global Investors Japan Trust and Banking Company Limited.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The Human Resources Committee of the Board has approved stock ownership guidelines for all executive officers. Under these guidelines, by the end of a five-year period, the Chief Executive Officer is encouraged to acquire and hold Company shares with a value of five times the base salary then in effect; other executive officers, depending upon their position, are encouraged to acquire and hold shares having a value of one to four times salary. The Committee reviews stock ownership on an annual basis. The Board’s Corporate Governance Guidelines encourage directors of the Company to hold a minimum of 5,000 shares, to be acquired over a period of up to five years.

This table sets forth information as of January 31, 2006, regarding: (a) the shares of Verizon common stock beneficially owned (including shares held in the Company’s employee savings plans) by the named executive officers, each Director and all executive officers and Directors as a group; (b) the total Verizon stock-based holdings of the named individuals and the group; and (c) the shares which may be acquired within 60 days pursuant to the exercise of stock options by the named individuals and the group. The shares shown in this table, in the aggregate, represent less than one percent of the total outstanding shares of Verizon. Except as otherwise noted, each individual and/or his or her family member(s) have sole or shared voting and/or investment power with respect to the securities.

The middle column of the table combines beneficial ownership of shares of Verizon common stock through holdings of (i) deferred stock units by non-employee Directors (which are payable in cash or shares of Verizon common stock at the election of the Director and are accrued under deferred compensation plans) and by executive officers (which are payable in cash pursuant to deferrals under the Verizon Executive Deferral Plan); and (ii) restricted stock units by executive officers (which are payable in shares of Verizon common stock under agreements).

Name	Shares Beneficially Owned	Other Stock-Based Holdings[1]	Options Exercisable within 60 Days
Named Executive Officers:
Ivan G. Seidenberg*	218,980	1,251,689	4,752,614
Lawrence T. Babbio, Jr.	185,463	376,711	2,562,959
Dennis F. Strigl	477	384,488	1,623,409
William P. Barr	13,473	253,096	1,435,700
Doreen A. Toben	18,689	242,388	872,599
Other Directors:
James R. Barker	5,124	155,788	34,904
Richard L. Carrión	3,060	17,418	62,479
Robert W. Lane	—	5,357	6,039
Sandra O. Moose	—	24,036	34,904
Joseph Neubauer	640	35,140	64,060
Donald T. Nicolaisen	—	3,335	—
Thomas H. O’Brien	5,163	50,988	41,653
Clarence Otis, Jr.	—	4,143	—
Hugh B. Price	1,561	16,574	51,154
Walter V. Shipley	14,769	7,568	55,232
John R. Stafford	14,649	16,767	51,154
Robert D. Storey	366	28,129	30,653

All of the above and other Executive Officers as a group	570,164	3,484,721	13,695,463
*	Also serves as a Director.

[1]	Shares are held under deferred compensation plans and may not be voted or transferred.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Securities and Exchange Commission rules require the Company to disclose late filings of stock transaction reports by its executive officers and Directors. Based solely on a review of reports filed by the Company on these individuals’ behalf, all Section 16(a) filing requirements have been met during calendar year 2005.

STOCK PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR TOTAL RETURN AMONG VERIZON,

S&P 500 TELECOMMUNICATIONS SERVICES INDEX AND

S&P 500 STOCK INDEX

The graph compares the cumulative total returns of Verizon, the S&P 500 Telecommunications Services Index, and the S&P 500 Stock Index over a five-year period. It assumes $100 was invested on December 31, 2000, with dividends reinvested.

OTHER BUSINESS

The Company is not aware of any other matters that will be presented at the Annual Meeting. If other matters are properly introduced, the Proxy Committee will vote the shares it represents in accordance with its judgment.

By Order of the Board of Directors

Marianne Drost

Senior Vice President,

    Deputy General Counsel and

    Corporate Secretary

March 20, 2006

Appendix A

CHARTER OF THE AUDIT AND FINANCE COMMITTEE

OF THE BOARD OF DIRECTORS

Role

The Audit Committee is appointed by the Board of Directors to oversee (1) management in the performance of its responsibility for the integrity of the Corporation’s accounting and financial reporting, and its systems of internal controls, (2) the performance and qualifications of the independent auditor (including the independent auditor’s independence), (3) the performance of the Corporation’s internal audit function, and (4) the Corporation’s compliance with legal and regulatory requirements. Consistent with this oversight function, the Audit Committee shall authorize investigations into any matters within the Committee’s responsibilities and, in doing so, have full access to the Corporation’s records, employees, and independent auditor (with or without the presence of management).

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain legal, accounting or other advisors for advice and assistance. The Corporation shall pay the costs of retaining any advisors selected by the Committee.

The Audit Committee shall meet at least four times each year or more frequently as circumstances dictate. The Committee shall meet, separately, with each of the internal auditors and the independent auditor at least quarterly.

The Audit Committee shall review and reassess the adequacy of this Charter at least annually. Any proposed changes shall be submitted to the Board of Directors for its approval. The Audit Committee shall annually evaluate the processes, activities and effectiveness of the Audit Committee, including the composition, expertise, and availability of the Audit Committee members.

Structure/Member Qualifications

The Audit Committee shall have at least three members and shall consist solely of independent Directors, consistent with the listing standards of the New York Stock Exchange and applicable legal requirements. All members of the Audit Committee shall be financially literate. In addition, the Audit Committee Chair must have accounting or related financial management expertise, consistent with the listing standards of the New York Stock Exchange. If the Board of Directors determines, at least one member of the Committee shall be a financial expert, as defined by Securities and Exchange Commission rules.

The Board of Directors will assess and determine the qualifications of the Audit Committee members set forth in this Charter. The members of the Audit Committee shall be annually appointed by the Board of Directors, on the recommendation of the Corporate Governance Committee, and may be replaced by the Board of Directors according to the Corporation’s Bylaws.

The Board of Directors shall select the Audit Committee Chair. If a Chair is not designated or present, a Chair may be designated by a majority vote of the Audit Committee members present.

Director’s compensation is the only compensation which members of the Audit Committee may receive from the Corporation.

A Director who is serving on the audit committee of three or more other public companies shall not be appointed to the Audit Committee unless the Board of Directors determines that such simultaneous service would not impair the Director’s ability to serve effectively on the Audit Committee.

Responsibilities and Duties

The Audit Committee recognizes that the Corporation’s management is responsible for the completeness and accuracy of the Corporation’s financial statements and disclosures and for maintaining effective internal controls. The Committee also recognizes that the independent auditor is responsible for auditing the Corporation’s financial statements. Accordingly, management and the independent auditor have more knowledge and more detailed information about the Corporation than do Audit Committee members and the Audit Committee’s primary responsibility is oversight. In carrying out its oversight responsibilities, the Audit Committee will be relying, in part, on the expertise of management and the independent auditor.

The Internal Audit department shall report functionally to the Audit Committee.

The Audit Committee shall be responsible for the appointment, compensation, removal, and oversight of the work of the independent auditor (subject, if applicable, to shareholder ratification of the appointment of the auditor). The independent auditors shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

To fulfill this oversight responsibility, the Audit Committee should receive reports from management and the independent auditor, as appropriate, to:

Risk Management and Controls

•	Assess the Corporation’s business risk management process and the adequacy of the overall control environment, including controls in selected areas representing financial reporting, disclosure, compliance, and significant financial or business risk.

•	Receive reports from the CEO and CFO on any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls.

•	Assess the annual scope and plans of the independent and internal auditors.

•	Report on the activities of the Corporation’s Management Audit Committee.

Financial Reporting and Disclosure Matters

•	Review and discuss with management and the independent auditor the annual audited financial statements, related footnotes, disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the opinion of the independent auditor with respect to the financial statements.

•	Review and discuss with management and the independent auditor the quarterly financial statements, related footnotes, disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the results of the independent auditor’s quarterly review of the financial statements.

•	Review and discuss with management and the independent auditor any significant events, transactions, changes in accounting estimates, changes in important accounting principles and their application, and any major issues as to the adequacy of internal controls affecting the quality of the Corporation’s financial reporting. The Audit Committee Chair may represent the entire Audit Committee for this purpose.

•	Review, in conjunction with the Audit Committee’s review of the quarterly and annual reports, the process for the CEO and CFO certifications with respect to the financial statements and the Corporation’s disclosure and internal controls.

•	Receive reports from the CEO and CFO on all significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize, and report financial data.

•	Review and discuss with management any proposed public release of earnings or guidance information, as well as financial information and earnings guidance provided to analysts and rating agencies and delegate to the Audit Committee Chair the authority, at the Chair’s discretion, to review any such release, information and guidance.

Internal Audit Oversight Responsibilities

•	Receive reports on the proposed scope of the audit plan and the process to develop the plan, as well as the program for integration of the independent and internal audit efforts.

•	Receive reports on the status of significant findings, recommendations, and management’s responses.

•	Review the charter, reporting relationship, activities, organizational structure, and credentials of the Internal Audit department.

Independent Auditor Oversight Responsibilities

•	Based upon a report from the independent auditor at least annually, review (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to address any such issues.

•	Ensure that the independent auditor submits, on a periodic basis, a formal written statement delineating all relationships between the independent auditor and the Corporation, as required by the Independence Standards Board, Standard Number One; discuss the statement with the independent auditor and evaluate the relationships and services that may affect the auditor’s objectivity and independence; take appropriate action to satisfy itself of the auditor’s independence.

•	Ensure that the independent auditor has established a procedure for the rotation, no less frequently than every five years, of the lead (or coordinating) audit partner and of the audit partner responsible for reviewing the audit.

•	Consider, periodically, the rotation of the independent auditor itself.

•	Review matters related to the conduct of the annual audit, which are required to be communicated by AICPA Statement of Auditing Standards 61 and other generally accepted auditing standards.

•	Conduct the annual discussion with the independent auditor on the quality and acceptability of the Corporation’s accounting principles and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the potential impact of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Review the independent auditor’s management letter.

•	Review with the independent auditor any audit problems or difficulties and management’s response.

•	Preapprove all audit and non-audit services to be provided by, and all fees to be paid to, the independent auditor or devise policies delegating pre-approval authority to one or more members of the Committee.

•	Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditor who were engaged on the Corporation’s account.

Ethical, Legal and Regulatory Compliance Matters

•	Assess the Corporation’s processes regarding compliance with applicable laws, regulations and its Code of Business Conduct and Ethics, including those matters that could have a significant impact on the financial statements, compliance with policies, reports from regulators and the provisions of the Code of Business Conduct and Ethics applicable to the CEO and the Corporation’s senior financial officers as defined by the Securities and Exchange Commission rules.

•	Assess the Corporation’s policies and procedures with respect to Executive Officers’ expense accounts and perquisites, including their use of corporate assets (consider the results of any review of these areas by the internal auditors).

•	Assess the Committee’s procedures for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Review reports and disclosures of significant conflicts of interest and related-party transactions.

Reports

The Audit Committee shall report to the Board with respect to its activities as promptly as practicable following each meeting of the Committee. The Committee shall report to shareholders in the Corporation’s proxy statement for its annual meeting, whether the Committee has satisfied its responsibilities under this Charter.

Directions to Verizon Communications Inc.

Annual Meeting of Shareholders

Overland Park Marriott Hotel

10800 Metcalf Avenue

Overland Park, Kansas 66210

From the North/Kansas City International Airport:

From any terminal, follow the I-29 signs out of the airport and merge onto I-29 South towards Kansas City. Merge onto I-635 South toward Kansas. Merge onto I-35 South toward Wichita. Merge onto US-69 South. Merge onto I-435 East. Take Exit 79/US-169 toward Metcalf Avenue. Turn right onto Metcalf Avenue. Hotel is on the right.

From the East:

From I-70 West, merge onto I-435 South toward Wichita. I-435 South merges into I-435 West. Take Exit 79/US-169 toward Metcalf Avenue. Turn left onto Metcalf Avenue. Hotel is on the right.

From the West:

From I-70 East, merge onto I-435 South. I-435 South merges into I-435 East. Take Exit 79/US-169 toward Metcalf Avenue. Turn right onto Metcalf Avenue. Hotel is on the right.

From the South:

From I-35 North, merge onto I-435 East. Take Exit 79/US-169 toward Metcalf Avenue. Turn right onto Metcalf Avenue. Hotel is on the right.

Printed on recycled paper.

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Annual Meeting Admission Ticket

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet.

Available 24 hours a day, 7 days a week.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•     Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•     Follow the simple instructions provided by the recorded message.

•     Log on to the Internet and go to www.computershare.com/us/proxy

•     Follow the steps outlined on the secured website.

DETACH CARD IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

Annual Meeting Proxy Card	C0123456789

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS)		+
C 1234567890 J N T

The Board of Directors recommend a vote “FOR”:

1.	Election of Directors
	(01)	J.R. Barker	(02)	R.L. Carrión	(03)	R.W. Lane	(04)	S.O. Moose	(05)	J. Neubauer
	(06)	D.T. Nicolaisen	(07)	T.H. O’Brien	(08)	C. Otis, Jr.	(09)	H.B. Price	(10)	I.G. Seidenberg
	(11)	W.V. Shipley	(12)	J.R. Stafford	(13)	R.D. Storey

						For	Against	Abstain
☐	To Vote FOR All Nominees	☐	To WITHHOLD Vote From All Nominees	2.	Ratification of Appointment of Independent Registered Accounting Firm	☐	☐	☐
☐	FOR All Except as Noted Below

The Board of Directors recommend a vote “AGAINST” shareholder proposals 3 through 9.

		For	Against	Abstain			For	Against	Abstain
3.	Cumulative Voting	☐	☐	☐	7.	Separate Chairman and CEO	☐	☐	☐

4.	Majority Vote Required for Election of Directors	☐	☐	☐	8.	Performance-Based Equity Compensation	☐	☐	☐

5.	Composition of Board of Directors	☐	☐	☐	9.	Disclosure of Political Contributions	☐	☐	☐

6.	Directors on Common Boards	☐	☐	☐

Eliminate duplicate Annual Reports	☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name(s) appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

8 U P X	0 0 8 0 1 3	+

2006 Annual Meeting Admission Ticket

THURSDAY, MAY 4, 2006, AT 10:30 A.M. (local time)

OVERLAND PARK MARRIOTT HOTEL

10800 METCALF AVENUE

OVERLAND PARK, KANSAS 66210

Upon arrival, please present this admission ticket and photo identification at the registration desk.

From the North/Kansas City International Airport:

From any terminal, follow the I-29 signs out of the airport and merge onto I-29 South towards Kansas City. Merge onto I-635 South toward Kansas. Merge onto I-35 South toward Wichita. Merge onto US-69 South. Merge onto I-435 East. Take Exit 79/US-169 toward Metcalf Avenue. Turn right onto Metcalf Avenue. Hotel is on the right.

From the East:

From I-70 West, merge onto I-435 South toward Wichita. I-435 South merges into I-435 West. Take Exit 79/US-169 toward Metcalf Avenue. Turn left onto Metcalf Avenue. Hotel is on the right.

From the West:

From I-70 East, merge onto I-435 South. I-435 South merges into I-435 East. Take Exit 79/US-169 toward Metcalf Avenue. Turn right onto Metcalf Avenue. Hotel is on the right.

From the South:

From I-35 North, merge onto I-435 East. Take Exit 79/US-169 toward Metcalf Avenue. Turn right onto Metcalf Avenue. Hotel is on the right.

DETACH CARD IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

PROXY/VOTING INSTRUCTION CARD

This Proxy is solicited by the Board of Directors of Verizon Communications Inc. for the Annual Meeting of Shareholders, Thursday, May 4, 2006, 10:30 a.m., at the Overland Park Marriott Hotel, 10800 Metcalf Avenue, Overland Park, Kansas.

The undersigned hereby appoints I.G. Seidenberg and M. Drost, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares held of record by the undersigned in Verizon Communications Inc., upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote for the election of the nominees for Director: J.R. Barker, R.L. Carrión, R.W. Lane, S.O. Moose, J. Neubauer, D.T. Nicolaisen, T.H. O’Brien, C. Otis, Jr., H.B. Price, I.G. Seidenberg, W.V. Shipley, J.R. Stafford and R.D. Storey and in accordance with the Directors’ recommendations on the other subjects listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

This card also constitutes your voting instructions for shares held of record for your account in the Verizon Communications Direct Invest Plan and, if shares are held in the same name, shares held in any of the Verizon employee savings plans. To allow sufficient time for the savings plan trustees to tabulate the vote of the savings plan shares, they must have proxy voting instructions for those shares by May 1, 2006.

If you do not properly sign and return a proxy, vote by telephone or the Internet, or attend the meeting and vote by ballot, your shares cannot be voted, nor your instructions followed, except that shares in any of the Verizon employee savings plans will be voted as described on page 1 of the Proxy Statement.

Please sign on the reverse side and return this proxy in the enclosed envelope. If you vote via the telephone or Internet, please do not mail your card.

Verizon Communications Inc. 2006 Annual Meeting

Interactive Voice Response (IVR) Script

IVR:

Welcome to Computershare’s Express Voting Service. <pause>

To vote, you’ll need to supply some information from your proxy card. This will only take a moment. If you don’t have your card handy, feel free to hang-up and call back when you’re ready. To start, please enter the control number (pause); this is the 6 digit number that is circled and located in the colored bar on the front of the card.

Caller:	xxxxxx

IVR:	Next, I’m going to need your holder account number. This number is underlined and located next to the control number. Please enter that number now, excluding any letters or leading zeroes.

Caller:	xxxxxxxx

IVR:	Thank you, please hold while I verify those numbers.

This message will play repeatedly until the host system responds	(three seconds of silence followed by…) … still verifying (three more seconds of silence)… please continue to hold…

IVR:

Ok, you’ll be voting your proxy for…

Verizon Communications Inc.

Before you can vote, I need to verify one last piece of information. Located on the proxy card next to the underlined account number is a box that contains your proxy access number. Please enter that number now.

Caller:	xxxxx

IVR:	Thank you, please hold while I verify that number...

This message will play repeatedly until the host system responds	(three seconds of silence followed by…) … still verifying…

IVR:

Ok, now to cast your vote….

Alternatively, if the caller has previously voted: I see you’ve already voted. If you don’t want to change your vote, you can just hang up. Otherwise, remain on the line and I will take you through the voting process again.

IVR:	You can vote one of two ways. To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. To vote one proposal at a time, press 2.

Caller:	Presses 1 Ok, just to confirm– You’ve elected to vote all proposals in accordance with the recommendations of the Board of Directors.

IVR:	Takes caller to “Please hold while I record your vote” near end of script.

Caller:	Presses 2

IVR:	Ok, let’s vote on each proposal.

IVR:

Proposal number 1. The Board of Directors recommends a vote for all nominees.

You have three ways to vote this item. You can vote for all nominees, withhold from all nominees or withhold from individual nominees. To vote for ‘all’ nominees, press 1; withhold from all, press 2 or withhold from individual nominees, press 3. To cancel and start over, press star.

Caller:	Presses 1

IVR:	Ok, voting for all nominees

Caller:	Presses 2

IVR:	Ok, withholding from all nominees

Caller:	Presses 3

IVR:	Okay, we will withhold the nominees you specify… For each nominee listed on your card, there is a corresponding two-digit number. Enter the number corresponding to the nominee you want to withhold.

Caller:	Presses two-digit number corresponding to the nominee

IVR:

Ok, withholding from nominee number….

…<corresponding two-digit number>.

To withhold your vote from another nominee, enter the two-digit number. If there are no other nominees you wish to withhold press zero. If you’ve made a mistake and want to start over, press star.

Caller:	Presses 0

IVR:	Ok, finished withholding for nominees

IVR:	Proposal number 2. For which the Board of Directors recommends a vote “for”. To vote “for”, press 1; vote “against”, press 2; or to “abstain”, press 3.

Caller:	Presses number

IVR:	Proposal number 3. For which the Board of Directors recommends a vote “against”. To vote “for”, press 1; vote “against”, press 2; or to “abstain”, press 3.

Caller:	Presses number

IVR:	Proposal number 4. For which the Board of Directors recommends a vote “against”. To vote “for”, press 1; vote “against”, press 2; or to “abstain”, press 3.

Caller:	Presses number

IVR:	Proposal number 5. For which the Board of Directors recommends a vote “against”. To vote “for”, press 1; vote “against”, press 2; or to “abstain”, press 3.

Caller:	Presses number

IVR:	Proposal number 6. For which the Board of Directors recommends a vote “against”. To vote “for”, press 1; vote “against”, press 2; or to “abstain”, press 3.

Caller:	Presses number

IVR:	Proposal number 7. For which the Board of Directors recommends a vote “against”. To vote “for”, press 1; vote “against”, press 2; or to “abstain”, press 3.

Caller:	Presses number

IVR:	Proposal number 8. For which the Board of Directors recommends a vote “against”. To vote “for”, press 1; vote “against”, press 2; or to “abstain”, press 3.

Caller:	Presses number

IVR:	Proposal number 9. For which the Board of Directors recommends a vote “against”. To vote “for”, press 1; vote “against”, press 2; or to “abstain”, press 3.

Caller:	Presses number

IVR:	If you would like to discontinue mailing an annual report to this account, press 1 for yes, press 2 for no, or to cancel and start the voting process from the beginning, press star.

Caller:	Presses number

IVR:	Ok, you’ve finished voting but before we process your vote let me list your choices and then you can confirm your vote at the end.

You’ve elected to vote as follows….

For proposal number 1, you voted ….

You voted …. proposal number 2

You voted …. proposal number 3

You voted …. proposal number 4

You voted …. proposal number 5

You voted …. proposal number 6

You voted …. proposal number 7

You voted …. proposal number 8

You voted ….. proposal number 9.

If this is correct, press 1; to hear how you voted again, press 2 and to change your vote, press 3.

Caller:	Presses number

IVR: This message will play whether the caller elected to vote with the Board of Directors or voted individually	Please hold while I record your vote.

This message will play repeatedly until the host system responds	(three seconds of silence followed by…) … please continue to hold… while I record your vote…

IVR:	Your vote has been recorded. It is not necessary for you to mail in your proxy card. If you have another proxy card or wish to change your vote, press 1, otherwise I’m now going to end this call.

Caller:	Timeout

IVR:	Thank you for voting, goodbye.

Caller:	Hang-up.

Verizon Communications Inc. 2006 Annual Meeting

Online Proxy

[VERIZON LOGO]

Verizon Communications Inc. - Online Proxy	[PRINT]

Proxy Login

Holder Account Number is underlined and appears in the colored bar on the front of your proxy.

Your Proxy Access Number is the number in the box to the right of your Holder Account Number.

Please enter your details below and click “Login”.

HOLDER ACCOUNT NUMBER (including the letter “C”)	____________________

PROXY ACCESS NUMBER:	____________________

[LOGIN]

Please note:

If you vote via the Internet, please do not mail your proxy.

Verizon Communications Inc.

Computershare Investor Services

250 Royall St.

Canton, MA 02021

Contact Computershare

services provided by

[Computershare LOGO]

Copyright © 2004 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited. Please view our Privacy policy.

[VERIZON LOGO]

Verizon Communications Inc. - Online Proxy	[PRINT]

Electronic Delivery Option

Now there is a new and easy way for you to receive important shareholder information such as the Annual Report, Notice of Meeting and proxy-related materials - electronically. By registering for this service, you will enjoy convenient and timely access to company documents and help reduce high printing and postage costs, creating better shareholder value while at the same time helping the environment.

Simply enter your email address in the space provided. If we have previous electronic delivery instructions for you on file, your email address will appear below. If you do not wish to participate in this voluntary program, click “Continue” to proceed to online voting.

☐	Yes, please update my delivery preference to receive future annual meeting materials electronically. I have read and agreed to the Terms and Conditions for electronic delivery.

Email Address:	name@company.com

Email Address Confirmation:	name@company.com

[CONTINUE]

Verizon Communications Inc.

Computershare Investor Services

250 Royall St.

Canton, MA 02021

Contact Computershare

services provided by

[Computershare LOGO]

Copyright © 2004 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited. Please view our Privacy policy.

[VERIZON LOGO]

Verizon Communications Inc. - Online Proxy	[PRINT] [LOGOUT]

PROXY -Verizon Communications Inc.

    -[Name of holder will appear here]-

PROXY/VOTING INSTRUCTIONS

This Proxy is solicited by the Board of Directors of Verizon Communications Inc. for the Annual Meeting of Shareholders, Thursday, May 4, 2006, 10:30 a.m., at the Overland Park Marriott Hotel, 10800 Metcalf Avenue, Overland Park, Kansas.

The undersigned hereby appoints I.G. Seidenberg and M. Drost, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares held of record by the undersigned in Verizon Communications Inc., upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated.

☐	Check this box to cast your vote in accordance with the recommendations of the Verizon Communications Inc. Board of Directors

The Board of Directors recommends a vote “FOR”

1. Election of Directors

☐ FOR all Nominees    ☐ WITHHOLD vote from all Nominees

☐ FOR all Nominees EXCEPT those selected below

☐	(01) J.R. Barker

☐	(02) R.L. Carrión

☐	(03) R.W. Lane

☐	(04) S.O. Moose

☐	(05) J. Neubauer

☐	(06) D.T. Nicolaisen

☐	(07) T.H. O’Brien

☐	(08) C. Otis, Jr.

☐	(09) H.B. Price

☐	(10) I.G. Seidenberg

☐	(11) W.V. Shipley

☐	(12) J.R. Stafford

☐	(13) R.D. Storey

2. Ratification of Appointment of Independent Registered Accounting Firm	☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends a vote “AGAINST” shareholder proposals 3 through 9

3. Cumulative Voting	☐ FOR ☐ AGAINST ☐ ABSTAIN

4. Majority Vote Required for Election of Directors	☐ FOR ☐ AGAINST ☐ ABSTAIN

5. Composition of Board of Directors	☐ FOR ☐ AGAINST ☐ ABSTAIN

6. Directors on Common Boards	☐ FOR ☐ AGAINST ☐ ABSTAIN

7. Separate Chairman and CEO	☐ FOR ☐ AGAINST ☐ ABSTAIN

8. Performance-Based Equity Compensation	☐ FOR ☐ AGAINST ☐ ABSTAIN

9. Disclosure of Political Contributions	☐ FOR ☐ AGAINST ☐ ABSTAIN

Optional Question

Eliminate duplicate Annual Reports	☐ YES ☐ NO

Choose your voting options above and click “Continue” to view a summary of your voting instructions

[CONTINUE]

Verizon Communications Inc.

Computershare Investor Services

250 Royall St.

Canton, MA 02021

Contact Computershare

services provided by

[Computershare LOGO]

Copyright © 2004 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited. Please view our Privacy policy.

If shareholder does not enter a vote for any proposal, the initial proxy/voting instruction screen pops up with the following note at the top:

PLEASE REVIEW THE VOTES CAST BELOW AND CLICK THE “CONTINUE” BUTTON. PLEASE NOTE THAT IF YOU FAILED TO ENTER A VOTE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. TO CHANGE YOUR VOTE FOR ANY OF THE PROPOSALS, PLEASE MARK THE BOX APPROPRIATELY.

[VERIZON LOGO]

Verizon Communications Inc. - Online Proxy	[PRINT] [LOGOUT]

PROXY CONFIRMATION

Votes for proposal 1 will be indicated by shading in boxes; votes for proposals 2 through 9 will be indicated by “FOR,” “AGAINST,” or “ABSTAIN”; answer to optional question will be indicated by “YES” or “NO”.

The Board of Directors recommends a vote “FOR”

1. Election of Directors

☐ FOR all Nominees    ☐ WITHHOLD vote from all Nominees

☐ FOR all Nominees EXCEPT those selected below

☐	(01) J.R. Barker

☐	(02) R.L. Carrión

☐	(03) R.W. Lane

☐	(04) S.O. Moose

☐	(05) J. Neubauer

☐	(06) D.T. Nicolaisen

☐	(07) T.H. O’Brien

☐	(08) C. Otis, Jr.

☐	(09) H.B. Price

☐	(10) I.G. Seidenberg

☐	(11) W.V. Shipley

☐	(12) J.R. Stafford

☐	(13) R.D. Storey

2. Ratification of Appointment of Independent Registered Accounting Firm

The Board of Directors recommends a vote “AGAINST” shareholder proposals 3 through 9

3. Cumulative Voting

4. Majority Vote Required for Election of Directors

5. Composition of Board of Directors

6. Directors on Common Boards

7. Separate Chairman and CEO

8. Performance-Based Equity Compensation

9. Disclosure of Political Contributions

Optional Question

Eliminate duplicate Annual Reports

If you wish to register your voting preferences as indicated, press ‘Submit’ to continue. If you wish to change your voting preferences, use the ‘Back’ button below.

[BACK]	[SUBMIT]

Verizon Communications Inc.

Computershare Investor Services

250 Royall St.

Canton, MA 02021

Contact Computershare

services provided by

[Computershare LOGO]

Copyright © 2004 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited. Please view our Privacy policy.

[VERIZON LOGO]

Verizon Communications Inc. - Online Proxy	[PRINT] [LOGOUT]

Thank you. Your voting preferences have been submitted and have been processed.

If you have any inquiries regarding your Online Proxy, please refer to the contact information below. Thank you for using this service.

Options

To print an Admission Ticket or Map for the meeting, click HERE

To return to the main page, click HERE

Verizon Communications Inc.

Computershare Investor Services

250 Royall St.

Canton, MA 02021

Contact Computershare

services provided by

[Computershare LOGO]

Copyright © 2004 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited. Please view our Privacy policy.

[VERIZON LOGO]

Verizon Communications Inc. - Online Proxy	[PRINT] [LOGOUT]

Annual Meeting of Shareholders

Time

04 May 2006 10:30 AM

Meeting Location	Your information	Holder Account Number

OVERLAND PARK MARRIOTT HOTEL 10800 METCALF AVENUE OVERLAND PARK, KANSAS 66210	-[Name of holder will appear here]- 1 demo street Big Apple New Jersey

Directions

From the North/Kansas City International Airport:

From any terminal, follow the I-29 signs out of the airport and merge onto I-29 South towards Kansas City. Merge onto I-635 South toward Kansas. Merge onto I-35 South toward Wichita. Merge onto US-69 South. Merge onto I-435 East. Take Exit

79/US-169 toward Metcalf Avenue. Turn right onto Metcalf Avenue. Hotel is on the right.

From the East:

From I-70 West, merge onto I-435 South toward Wichita. I-435 South merges into I-435 West. Take Exit 79/US-169 toward Metcalf Avenue. Turn left onto Metcalf Avenue. Hotel is on the right.

From the West:

From I-70 East, merge onto I-435 South. I-435 South merges into

I-435 East. Take Exit 79/US-169 toward Metcalf Avenue. Turn

right onto Metcalf Avenue. Hotel is on the right.

From the South:

From I-35 North, merge onto I-435 East. Take Exit 79/US-169

toward Metcalf Avenue. Turn right onto Metcalf Avenue. Hotel is on the right.

[BACK]

Verizon Communications Inc.

Computershare Investor Services

250 Royall St.

Canton, MA 02021

Contact Computershare

services provided by

[Computershare LOGO]

Copyright © 2004 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited. Please view our Privacy policy.

VERIZON COMMUNICATIONS INC. EMAIL NOTIFICATION OF ONLINE

PROXY MATERIALS

Subject: Verizon Communications Inc. - Notification of Online Proxy Materials

[VERIZON LOGO]

Verizon Communications Inc. Annual Meeting of Shareholders

Overland Park, Kansas

May 4, 2006

Control Number: 012345

Holder Account Number: C1234500003

Proxy Access Number: 12345

Dear Shareholder,

We are pleased to inform you that the Verizon annual report and proxy materials are available on the Internet. This email provides the information you will need to view these materials online, vote your shares, and print a copy of the materials.

View Annual Meeting Materials

To view the 2005 Annual Report and the 2006 Proxy Statement,

please go to the website

http://investor.verizon.com/financial/quarterly/annual_report.aspx

Vote Your Shares

To cast your vote, please visit www.computershare.com/us/proxy and follow the on-screen instructions. You will need the login validation details provided above to access the voting site.

PLEASE NOTE: You are receiving this email because you have previously consented to receive electronic notification of company materials, or Verizon Communications has provided your email address to us for this purpose.

If you would like printed copies of the 2005 Annual Report and 2006 proxy materials, please call 1-800-631-2355 (from outside the continental United States or Canada, call 781-575-3994). Alternatively, you may also contact us via email at: verizon@computershare.com.

Thank you for participating in Verizon’s Electronic Annual Meeting Program.

This email and any files transmitted with it are solely intended for the use of the addressee(s) and may contain information that is confidential and privileged. If you receive this email in error, please advise us by return email immediately. Please also disregard the contents of the email, delete it and destroy any copies immediately. Computershare Limited and its subsidiaries do not accept liability for the consequences of any computer viruses that may be transmitted with this email.